SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                             ATS Money Systems, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

                          Common Stock, $.001 Par Value
                ------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

                                  6,099,236(1)
                ------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                ------------------------------------------------


---------------------------
1 Assumes that all options and warrants are exercised and that all stock grants are completed.

        (4) Proposed maximum aggregate value of transaction:

                                 $14,107,237.50
                ------------------------------------------------

        (5) Total fee paid:

                                    $2,821.45
                ------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

                ------------------------------------------------

        (2) Form, Schedule or Registration Statement No.:

                ------------------------------------------------

        (3) Filing Party:

                ------------------------------------------------

        (4) Date Filed:

                ------------------------------------------------

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

[LOGO OF ATS]
                                                                  ________, 2001
Dear Stockholder:

         You are cordially invited to attend a Special Meeting of stockholders of ATS Money Systems, Inc., a Nevada corporation, to be held at___________________________________ _________________, on _____________, 2001
at ___:___ _.M., local time.

         At the Special Meeting, we are asking you to consider and vote on the proposed merger of ATSMACO, Inc., a New Jersey corporation wholly owned by De La Rue, Inc., a Virginia corporation, with and into ATS, with ATS as the surviving company, pursuant to an Agreement and Plan of Merger dated as of March 1, 2001, as amended.

         Pursuant to the Merger Agreement, our stockholders, other than stockholders who perfect their dissenters' rights under Nevada law, initially will receive approximately $_______ per share, and, approximately one year thereafter, may receive an additional payment to the extent that funds remain in an escrow account being established to pay certain liabilities and claims after the payment of such obligations and claims.

         The accompanying proxy statement provides detailed information about the proposed Merger. We encourage you to read the entire proxy statement, including the annexes, completely and carefully.

         Our Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby. Our entire Board of Directors believes that the terms and provisions of the Merger Agreement are fair and in your best interest. Therefore, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT. In reaching its decision, our Board of Directors considered, among other things, that the initial price per share to be paid to our stockholders is fair from a financial point of view.

         Your vote is very important. The proposed Merger cannot occur unless, among other things, the Merger Agreement is adopted by the affirmative vote of the holders of a majority of our shares of Common Stock outstanding on the record date for the Special Meeting. However, if holders of more than 5% of our outstanding shares take all actions that are necessary prior to the vote at the Special Meeting to perfect their right to dissent under Nevada law, ATSMACO has the right to terminate the Merger Agreement.

         Whether or not you plan to attend the Special Meeting, we urge you to sign, date and promptly return the enclosed proxy card. YOUR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST ADOPTION OF THE MERGER AGREEMENT.

                                             Sincerely,

                                             /s/ GERARD F. MURPHY
                                             ---------------------------------
                                             Gerard F. Murphy
                                             President & Chief Executive Officer


THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             ATS MONEY SYSTEMS, INC.
                                ----------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held __________, 2001
                                ----------------
To Our Stockholders:

         Notice is hereby given that a Special Meeting of stockholders will be held at _____________________________________________________, on
_______________, 2001 __:__ __.M., local time, for the following purposes:

1. To consider and vote on the approval and adoption of the Agreement and Plan of Merger, dated as of March 1, 2001, as amended, among ATS Money Systems, Inc., ATSMACO, Inc. and De La Rue, Inc. Pursuant to the Merger Agreement, at the time that the proposed Merger is consummated:

         o ATSMACO, a wholly-owned subsidiary of De La Rue, will merge with and into ATS, with ATS as the surviving company;

         o All issued and outstanding shares of Common Stock of ATS (other than shares held by dissenting stockholders who have perfected their dissenters' rights under Nevada law) will be canceled and converted automatically into the right to receive the per share merger consideration. The initial per share payment is anticipated to be approximately $_______. In addition, at some time thereafter, which will be at least one year, an additional amount may be paid if there is any balance then remaining in an escrow account being established to pay certain liabilities and claims;

         o All issued and outstanding shares of Common Stock owned by stockholders who have perfected their dissenters' rights under Nevada law will be canceled and converted into the right to receive such payments as are granted under Nevada law; and

         o Each issued and outstanding share of common stock of ATSMACO will become one share of common stock of the surviving company, and the surviving company will become a wholly-owned subsidiary of De La Rue.

         As a result of the Merger, De La Rue will own 100% of the common stock of the surviving company.

2. To transact such other business as properly may come before the Special Meeting or any adjournments or postponements thereof.

         Our Board of Directors has determined that the proposed Merger is fair and in the best interests of our company and our stockholders. Accordingly, our Board of Directors has unanimously approved, and recommends that you vote in favor of the approval and adoption of, the Merger Agreement.

         The Merger is an important matter and is described in detail in the accompanying proxy statement. Please read the proxy statement, including the annexes, carefully. A copy of the Merger Agreement is attached as Annex 1 to the proxy statement. In addition, you may obtain information about us from documents that we have filed with the Securities and Exchange Commission.

         Only stockholders of record of our Common Stock at the close of business on ____________, 2001 are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Any stockholder who has held his, her or its shares of Common Stock for at least six months prior to the demand or owns, or represents owners of, at least 5% of our outstanding shares of Common Stock shall, upon at least five days' prior notice, be entitled to inspect a list of stockholders at our executive office during usual business hours. Prior to that inspection the stockholder is required to provide us with an affidavit stating, in effect, that the inspection is not for any purpose other than our business and that the stockholder has never sold or tried to sell any list of corporate stockholders or helped anyone else obtain a list of stockholders for the purpose of selling it.

         Stockholders who do not vote in favor of approval and adoption of the Merger Agreement will have the right to demand payment from the surviving company of the fair value of their shares of Common Stock if the proposed Merger is consummated, but only if they (i) submit to us, prior to the taking of the vote on the Merger Agreement, a written notice of intent to demand payment for their shares if the proposed Merger is consummated, and (ii) comply with the other Nevada law procedures explained in the proxy statement. These dissenters' rights are provided by Sections 92A.300 - 92A.500, inclusive, of the Nevada Revised Statutes. A copy of those sections of the Nevada Revised Statues is attached to the accompanying proxy statement as Annex 2.

         We welcome your attendance at the Special Meeting. Whether or not you expect to attend in person, we urge you to complete, sign, date and promptly return the enclosed proxy form in the accompanying return envelope. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the Special Meeting. Simply attending the Special Meeting, however, will not revoke your proxy. For an explanation of the procedures for revoking your proxy, see the section of the accompanying proxy statement captioned "The Special Meeting--Voting, Revocation, and Solicitation of Proxies." Returning your proxy form, without indicating how you want to vote, will have the same effect as a vote FOR the approval and adoption of the Merger Agreement.

         Failure to return a properly executed proxy form or to vote in person at the Special Meeting will have the same effect as a vote AGAINST the approval and adoption of the Merger Agreement.

         Our principal executive offices are located at 25 Rockwood Place, Englewood, New Jersey 07631. Our telephone number is (201) 894-1700. The proxy statement is dated _________, 2001 and is first being mailed to stockholders on or about __________, 2001.

                                             By Order of the Board of Directors

                                             /s/ THOMAS J. CAREY
                                             -----------------------------------
                                             Thomas J. Carey
                                             Secretary
Englewood, New Jersey
________________, 2001


YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE SPECIAL MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY, IF YOU PREFER, VOTE YOUR SHARES IN PERSON.

                                TABLE OF CONTENTS


                                                                            PAGE

QUESTIONS AND ANSWERS ABOUT THE MERGER......................................  9

SUMMARY..................................................................... 13

  The Participants.......................................................... 13
  Our Recommendations to Stockholders....................................... 13
  Record Date; Voting Power................................................. 13
  Share Ownership of Management............................................. 14
  The Merger Agreement...................................................... 14
  Dissenters' Rights........................................................ 14
  Interests of Directors and Officers in the Proposed Merger................ 14
  Recommendations; Fairness of the Proposed Merger.......................... 15
  Effects of the Proposed Merger............................................ 15
  Conditions to the Proposed Merger......................................... 15
  Termination of the Merger Agreement....................................... 16
  What Happens if we Receive a Better Offer................................. 16
  Payment of Fees Upon the Buyer's Failure to pay the Proposed Merger
     Consideration.......................................................... 16
  Amending or Waiving Terms of the Merger Agreement......................... 16
  Financing for the Proposed Merger......................................... 16
  Price Range of Common Stock............................................... 17
  Cautionary Statement Regarding Forward-Looking Statements................. 17

SUMMARY SELECTED HISTORICAL FINANCIAL DATA.................................. 17
   Consolidated Statement of Operations Data................................ 18
   Consolidated Balance Sheet Data.......................................... 18

THE SPECIAL MEETING......................................................... 19

  Time, Place and Date...................................................... 19
  Record Date and Voting.................................................... 19
  Voting, Revocation and Solicitation of Proxies............................ 19
  Dissenters' Rights........................................................ 20

                                                                            PAGE



SPECIAL FACTORS............................................................. 20

  Background of the Proposed Merger......................................... 20
  Recommendations of Board of Directors; Fairness of the Proposed Merger.... 22
  Structure of the Proposed Merger.......................................... 24
  Effects of the Proposed Merger............................................ 24
  Risk that the Proposed Merger will not be Consummated..................... 26
  Interests of our Directors and Officers in the Proposed Merger............ 26
  Financing for the Proposed Merger......................................... 27
  Accounting Treatment of the Proposed Merger............................... 27
  Material Federal Income Tax Consequences of the Proposed Merger........... 28
  Dissenters' Rights........................................................ 29

THE MERGER AGREEMENT........................................................ 32

  Structure, Timing......................................................... 32
  Consideration to be Received in the Proposed Merger....................... 32
  Exchange of Stock Certificates............................................ 33
  Representations and Warranties............................................ 33
  Certain Covenants......................................................... 35
  Conditions to Obligations to Consummate the Proposed Merger............... 36
  Termination; Termination Fees and Expenses................................ 38
  Amendment and Waiver...................................................... 39

EXPENSES.................................................................... 39

PRICE RANGE OF COMMON STOCK................................................. 40

DIVIDENDS................................................................... 40

COMMON STOCK PURCHASE INFORMATION........................................... 40

INFORMATION ABOUT THE DE LA RUE ENTITIES.................................... 41

                                                                            PAGE


DIRECTORS AND EXECUTIVE OFFICERS OF OUR COMPANY............................. 43

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP
    OF MANAGEMENT AND OTHERS................................................ 44

INDEPENDENT PUBLIC ACCOUNTANTS.............................................. 45

FINANCIAL STATEMENTS OF OUR COMPANY......................................... 46

OUR FISCAL YEAR 2000 RESULTS................................................ 60

OTHER MATTERS............................................................... 60

FUTURE STOCKHOLDER PROPOSALS................................................ 60

WHERE YOU CAN FIND MORE INFORMATION......................................... 60

ANNEXES

  Agreement and Plan of Merger, as amended ............................. Annex 1
  Nevada Revised Statutes ss.ss.92A.300-92A.500......................... Annex 2

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the Merger. You should still carefully read this proxy statement in its entirety, including the attached annexes.

WHAT AM I VOTING ON?

The approval and adoption of an Agreement and Plan of Merger that provides for ATSMACO INC., a New Jersey corporation formed by De La Rue Inc., to be merged with and into ATS, with ATS being the surviving company. If the Merger Agreement is approved and adopted, we will no longer be a publicly-held company. The Merger Agreement is attached to this proxy statement as Annex 1.

WHAT IS THE PROPOSED TRANSACTION?

ATSMACO will merge with and into ATS, with ATS being the surviving company. Upon consummation of the Merger, De La Rue will own 100% of the common stock of the surviving company. All holders of Common Stock of our company (except holders who perfect their dissenters' rights under Nevada law) initially will receive approximately $____ per share in cash and, approximately one year thereafter, may receive an additional payment to the extent that funds remain in the Indemnity Escrow Fund after the payment of obligations and claims.

WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE IN FAVOR OF THE MERGER AGREEMENT?

Our Board of Directors has unanimously determined that the proposed Merger is fair and in the best interests of ATS and our stockholders and, accordingly, unanimously recommends that stockholders vote FOR the approval and adoption of the Merger Agreement.

WHAT WILL I RECEIVE IN THE MERGER?

If the Merger is consummated, you will receive an initial payment of approximately $____ per share in cash, without interest, for each share of your Common Stock. If any funds remain after all claims are resolved against, and payment of all obligations is made from, the Indemnity Escrow Fund, you will receive an additional cash payment equal to your proportionate share of such remaining funds.

DOES MANAGEMENT HAVE ANY SPECIAL INTEREST IN THE MERGER?

Each of our directors will receive a $50,000 bonus and, without making any cash payment, a stock grant of 15,000 shares of Common Stock concurrently with the consummation of the Merger. Two of our three directors are two of our three largest stockholders. Each of our directors and executive officers has options to acquire Common Stock and, under the relevant option plans, all non-vested options automatically will become vested upon consummation of the Merger and they will receive, for each share that they have a right to purchase under their options, in cancellation of their options, an amount equal to the difference, if any, between the per share price to be paid to our stockholders at the times the stockholders receive their payments, and the per share exercise price of their options. Our President and Chief Executive Officer, who is also a director, will enter into a three-year employment agreement with the surviving company, on terms no more favorable to him than his present employment arrangements with our company.

WHAT WILL HAPPEN TO THE PRESENT BOARD OF DIRECTORS?

All of our directors automatically will be replaced upon consummation of the Merger. Members of management will receive the same amount for each of their shares of Common Stock as the public stockholders

WHEN DOES ATS EXPECT THE PROPOSED MERGER TO BE CONSUMMATED?

We are working toward completing the proposed Merger as quickly as possible. We hope to complete the proposed Merger during the second quarter of 2001.

WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE PROPOSED MERGER?

The receipt of cash for shares of Common Stock in the proposed Merger will be a taxable transaction for Federal income tax purposes and also may be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize gain or loss for these purposes equal to the difference between the cash you receive in connection with the proposed Merger and your tax basis for the shares that you owned immediately prior to the proposed Merger. For Federal income tax purposes, this gain or loss generally would be a capital gain or loss, if you held your shares as a capital asset.

The proposed Merger will be a taxable transaction for Federal income tax purposes and also may be a taxable transaction for state, local and foreign tax purposes. You will recognize gain or loss for Federal income tax purposes for each share of your Common Stock, measured by the difference between the gross proceeds you receive pursuant to the Merger and the tax basis of your Common Stock, and provided your Common Stock was a capital asset in your hands, such gain or loss will be treated as a capital gain or loss for Federal income tax purposes (long-term or short-term depending upon the length of time you held your Common Stock prior to the consummation of the proposed Merger). While the matter is somewhat uncertain on account of the Indemnity Escrow Fund, we believe that: (i) you may treat the initial payment you receive in 2001 as the total gross proceeds you will receive in respect of your Common Stock for Federal income tax purposes; and (ii) in the event that you receive a distribution from the Indemnity Escrow Fund in a subsequent year, you must then recognize the entire amount of that subsequent distribution as gain for Federal income tax purposes.

TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE PROPOSED MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE PROPOSED MERGER TO YOU.

WHEN AND WHERE IS THE SPECIAL MEETING?

The Special Meeting of our stockholders will be held on _____________, 2001 at __________________________________________ at __:__ _.M. local time.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSED MERGER AGREEMENT?

The Merger Agreement must be approved by the affirmative vote of stockholders holding at least a majority of our Common Stock that is outstanding of the record date for the Special Meeting. Our management, who own approximately __% of the outstanding shares, has indicated that they presently intend to vote in favor of the adoption of the Merger Agreement. However, the proposed Merger may not be consummated if the holders of more than five percent of our outstanding shares have taken all action necessary prior to the vote at the Special Meeting to perfect their dissenters' rights under Nevada law.

As of the record date, the total number of shares of Common Stock with respect to which a vote in favor of the Merger Agreement is required was _________ shares. As of the record date, ____________ shares represent one share more that five percent of the number of shares of Common Stock eligible to vote at the Special Meeting.

WHO IS ENTITLED TO VOTE?

The record date for the Special Meeting is ________, 2001. Stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. You are entitled to one vote for each share of Common Stock that you held on this date, including shares:

o        held directly in your name as the "stockholder of record" and

o        held for you in an account with a broker, bank or other nominee.

HOW DO I VOTE BY PROXY?

Sign and date each proxy form you receive and return it in the prepaid envelope. If you return your signed proxy, but do not indicate your voting preferences, we will vote on your behalf FOR the adoption of the Merger Agreement.

Sign your name exactly as it appears on the proxy form. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee or officer or agent of a company or partnership), indicate your name and your title or capacity. If your shares are held in custody for a minor (for example, under the Uniform Gifts to Minors Act), the custodian must sign, not the minor. If your shares are held jointly, both owners must sign.

You have the right to revoke your proxy any time before the Special Meeting by
(i) notifying the Secretary of ATS in writing, or (ii) delivering to us a later-dated proxy. However, you will not revoke your proxy simply by attending the Special Meeting. If you hold your shares in "street name" and have instructed your broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

HOW DO I VOTE IN PERSON?

If you are a stockholder of record, you may vote your shares in person at the Special Meeting. However, we encourage you to vote by proxy, even if you plan to attend the Special Meeting.

HOW DO I VOTE MY SHARES THAT ARE HELD BY MY BROKER?

If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that your broker or nominee provides to you. Most brokers accept instructions by mail, telephone and Internet. Your broker will vote your shares ONLY IF you provide written instructions as to how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. WITHOUT INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED by your broker, and the failure to vote will have the same effect as a vote AGAINST the approval and adoption of the Merger Agreement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY FORM?

It means that your shares are registered in more than one account. To ensure that all your shares are voted, sign and return each form that you receive from us or from your broker.

WHAT DO I NEED TO DO NOW?

After you have carefully reviewed this proxy statement, including the attached annexes, you should indicate how you want to vote on your proxy form and sign, date and mail it in the enclosed return envelope as soon as possible. This will ensure that your shares will be represented at the Special Meeting. If you sign and send in your proxy form and do not indicate how you want to vote, your proxy will be voted FOR the approval and adoption of the Merger Agreement. If you do not vote by either sending in your proxy form or voting in person at the Special Meeting, it will have the same effect as a vote AGAINST the approval and adoption of the Merger Agreement.

IS THE PROPOSED MERGER SUBJECT TO THE FULFILLMENT OF CERTAIN CONDITIONS?

Yes. Before the proposed Merger can be consummated, a number of conditions must be fulfilled or, if permissible, waived. These conditions include, among others, that the representations and warranties made by the parties be true and correct in all material respects at the time the proposed Merger is consummated, that our stockholders approve the Merger Agreement and that the holders of less than ____________ shares of our Common Stock have taken all action necessary prior to the time that the proposed Merger in consummated to perfect their dissenters' rights under Nevada law.

WHAT RIGHTS DO I HAVE TO DISSENT FROM THE PROPOSED MERGER?

If you wish, you may dissent from the proposed Merger and request that the surviving company to the proposed Merger purchase your shares for their "fair value." However, to do this, you must comply with all requirements of Nevada law summarized on pages ___ through ___ of this proxy statement. Under Nevada law, the "fair value" of your shares may be more than, less than or equal to the price being paid for the shares in the Merger.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

No. If the proposed Merger is consummated, the surviving company will promptly send you written instructions for sending in your stock certificates in exchange for your initial payment and the right to possibly receive in the future a distribution from the Indemnity Escrow Fund.

WHO WILL BE SOLICITING PROXIES AND WHO WILL BEAR THE COST?

We will bear the cost of the Special Meeting and the cost of soliciting proxies in the accompanying form, including the cost of mailing this proxy statement. In addition to solicitation by mail, our directors, executive officers and regular employees (none of whom will be additionally compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward forms of proxy and proxy materials to their principals and we will reimburse them for their reasonable expenses in connection therewith.

SHOULD I READ THE ENTIRE PROXY STATEMENT?

Yes. The information provided above in "question and answer" format is for your convenience only and is merely a summary of the information contained in this proxy statement. We encourage you to carefully read this entire proxy statement, including the attached annexes, in its entirety.

                                     SUMMARY

         This summary only highlights selected information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To fully understand the proposed Merger and for a description of the legal terms of the proposed Merger, you should carefully read this entire proxy statement, including its annexes. See "Where You Can Find More Information" on page 60.

THE PARTICIPANTS

         ATS Money Systems, Inc., a Nevada corporation, commenced doing business in 1987. ATS is engaged in the development, sale and service of currency counting systems and equipment for department and chain stores' cash offices and bank commercial vaults, and of specialized information communications systems primarily used by chain stores. Our customers are businesses that handle a large number of cash, check and credit transactions on a daily basis, such as banks, department stores and chain stores. Our principal executive office is located at 25 Rockwood Place, Englewood. New Jersey 07631 and we can be reached by telephone at (201) 894-1700.

         ATSMACO INC., a New Jersey corporation, is the entity that will be merged with and into ATS in the Merger. ATSMACO was formed on February 1, 2001 and has not carried on any activities to date, other than those activities incident to its formation and as contemplated by the Merger Agreement. We will refer ATSMACO INC. as "ATSMACO" throughout this proxy statement.

         De La Rue Inc., a Virginia corporation, is a wholly-owned subsidiary of De La Rue Holding plc. De La Rue was formed on March 22, 1989 and owns 100% of the outstanding stock of ATSMACO. De La Rue is a holding company for the interests in the United States of De La Rue Holdings plc, and also operates a manufacturing facility in Watertown, Wisconsin that manufactures cash handling equipment. We will refer to De La Rue Inc. as "DE LA RUE" and to De La Rue and ATSMACO collectively as the "BUYER" throughout this proxy statement.

OUR RECOMMENDATIONS TO STOCKHOLDERS (See Pages 22 through 24)

         Our Board of Directors has determined that the proposed Merger is fair and in the best interests of our company and our stockholders, and unanimously recommends that you vote FOR the approval and adoption of the Merger Agreement.


RECORD DATE; VOTING POWER (See Page 19)

         At the Special Meeting, you will be entitled to one vote for each share of Common Stock you hold of record as of ____________, 2001. On that record date, there were ___________ shares of Common Stock entitled to vote at the Special Meeting. We sometimes refer to the ____________ shares of Common Stock entitled to vote at the Special Meeting as the "ELIGIBLE SHARES." The Merger Agreement must be approved by the affirmative vote of at least a majority of the Eligible Shares.

         We do not expect to ask you to vote on any other matters at the Special Meeting. However, if any other matters are properly presented at the Special Meeting for consideration, the holders of proxies will have discretion to vote on these matters in accordance with their best judgment.

SHARE OWNERSHIP OF MANAGEMENT (See Pages 44 and 45)

         Our directors and executive officers have indicated that they presently intend to vote all of their Common Stock in favor of the approval and adoption of the Merger Agreement. As of the record date for the Special Meeting, our directors and executive officers owned an aggregate of ________shares of Common Stock, representing approximately _____% of the Eligible Shares.

THE MERGER AGREEMENT  (See Pages 32 through 39)

         The Merger Agreement is described on pages __ through __ and is attached as Annex 1 to this proxy statement. We encourage you to read carefully the Merger Agreement in its entirety, as it is the legal document that governs the proposed Merger.

DISSENTERS' RIGHTS  (See Pages 29 through 32)

         We are a corporation organized under Nevada law. Under Nevada law, if:
(i) you indicate prior to the vote at the Special Meeting that you intend to dissent, (ii) you do not vote in favor of the proposed Merger and (iii) you follow all of the procedures for demanding your dissenters' rights described on pages 29 through 32 and in Annex 2, you may receive a cash payment for the "fair value" of your shares of Common Stock instead of the Merger consideration to be received by the other stockholders pursuant to the Merger Agreement. Generally, in order to exercise dissenters' rights, among other things:

o you must give ATS written notice of your intent to dissent BEFORE the vote on the Merger Agreement;

o        you must NOT VOTE IN FAVOR of the Merger Agreement; and

o you must make a written demand to the surviving company for the payment of the "fair value" of your shares AFTER you are advised that the proposed Merger has been consummated.

         Merely voting against the Merger Agreement will not preserve your right to dissent under Nevada law. Annex 2 to this proxy statement contains the Nevada statute relating to your right of dissent. If you properly exercise and perfect your dissenters' rights, the fair value of your shares may be more than, the same as or less than the amount you would have received in the Merger if you had not exercised your dissenters' rights.

IF YOU WANT TO EXERCISE YOUR DISSENTERS' RIGHTS, YOU ARE URGED TO READ AND CAREFULLY FOLLOW THE PROCEDURES ON PAGES 29 THROUGH 32 AND IN ANNEX 2. FAILURE TO TAKE ANY OF THE STEPS REQUIRED UNDER NEVADA LAW WILL RESULT IN THE LOSS OF YOUR DISSENTERS' RIGHTS.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSED MERGER (See Page
26)

         When considering the recommendation of our Board of Directors with respect to the proposed Merger, you should be aware that our directors and executive officers have interests in approving the proposed Merger that are in addition to yours as stockholders of ATS. For example, each of our directors is entitled to receive a $50,000 bonus and, without making any cash payment, 15,000 shares of Common Stock upon the consummation of the proposed Merger. In addition, each of our directors and executive officers have options, previously granted under our stock option plans, to acquire shares of Common Stock, and to the extent that any of these options are not yet vested, they will become immediately vested upon consummation of the proposed Merger. Furthermore, all of our employees and directors who hold options will be permitted to exercise their options without paying the exercise price and will receive for each option share the same amount that a stockholder receives, less the exercise prices of their respective options. One of our directors, who is also our President and Chief Executive Officer, will enter into a three-year employment agreement with the surviving company, on terms no more favorable to him than his present employment arrangements with us.

         For more information on the interests of our directors and executive officers in the proposed Merger, which may be in addition to your interests as stockholders, see "Special Factors--Interests of our Directors and Officers in the Merger."


RECOMMENDATIONS; FAIRNESS OF THE PROPOSED MERGER  (See Pages 22 through 24)

         Our Board of Directors' decision to approve the Merger Agreement and the transactions contemplated thereby was based upon a number of factors, which are set forth in "Special Factors--Recommendations of the Board of Directors; Fairness of the Merger."

EFFECTS OF THE PROPOSED MERGER  (See Pages 24 and 25)

         Following consummation of the proposed Merger, De La Rue will own 100% of the common stock of the surviving company. As a result, our stockholders will not participate in any future earnings and growth of the surviving company. If the surviving company is able to increase earnings and cash flow, De La Rue will be the sole beneficiary of its future earnings and growth. After the proposed Merger is consummated, the surviving company will be a closely-held corporation. As a result, there will be no public market for its securities.

         On March 7, 2001, we filed with the SEC on Form 15 a Certification and Notice of Termination of Registration of our Common Stock under the Securities Exchange Act of 1934 in an effort to reduce administrative expenses. As the result of this filing, our obligation to file periodic reports with the SEC was immediately suspended and the Common Stock lost its ability to trade on the OTC Bulletin Board. Commencing on April __, 2001, the Common Stock has been quoted in the "Pink Sheets" maintained by National Quotation Bureau, Inc.

CONDITIONS TO THE PROPOSED MERGER (See Pages 36 and 37)

         We will complete the proposed Merger only if a number of conditions are satisfied or waived, including, but not limited to, the following:

o        the Merger Agreement shall have been approved by our stockholders,

o        we shall have obtained all necessary third-party consents,

o no law, injunction or order shall restrain or prohibit the consummation of the proposed Merger, and

o holders of not more than ________ shares of Common Stock shall have taken all action necessary prior to the time the proposed Merger is consummated to perfect their dissenters' rights under Nevada law.

TERMINATION OF THE MERGER AGREEMENT  (See Pages 38 and 39)

         The Buyer and we mutually may agree to terminate the Merger Agreement at any time, including after its approval at the Special Meeting. In addition, any party may terminate the Merger Agreement if, among other things:

o a court or other government body issues a final order or ruling that restrains or prohibits the proposed Merger, or

o the proposed Merger is not consummated on or before May 31, 2001 (other than because the terminating party breached the Merger Agreement).

         We may terminate the Merger Agreement under the circumstances described under "What Happens If We Receive a Better Offer" below. Under such circumstances, we will be required to pay fees and expenses associated with the proposed Merger as a result of its termination, as described under "Payment of Fees Upon Other Termination Events" below.

WHAT HAPPENS IF WE RECEIVE A BETTER OFFER (See Page 16)

         We may terminate the Merger Agreement if a third party proposes to acquire us in a transaction that our Board of Directors determines to be more favorable to us than the proposed Merger. If such an unsolicited proposal if received, we are required to provide written notice to the Buyer advising that we have received an unsolicited competing proposal, identifying the parties to the proposal and specifying the material terms and conditions of the proposal. If we terminate the Merger Agreement because of a better competing offer or because stockholders fail to approve the Merger Agreement as a result of the existence of a competing proposal, we must pay the Buyer a $700,000 termination fee as liquidated damages to reimburse the Buyer for the costs it incurred.

PAYMENT OF FEES UPON THE BUYER'S FAILURE TO PAY THE PROPOSED MERGER CONSIDERATION (See Page 38)

         If we terminate the Merger Agreement because the Buyer has failed to pay the full purchase price, then the Buyer must pay us a $700,000 termination fee as liquidated damages to reimburse us for the costs we incurred.

AMENDING OR WAIVING TERMS OF THE MERGER AGREEMENT (See Page 39)

         The Buyer and we may amend the Merger Agreement by mutual consent before or after stockholder approval. Our consent is required to permit the proposed Merger to occur if the Buyer discovers before the consummation of the proposed Merger that we have breached a representation or warranty made by us and determines to consummate the proposed Merger despite such discovery. However, if the damages that the Buyer then claims as a result of our breach would exceed $700,000, the Merger Agreement does not permit us to agree to proceed with the proposed Merger. Applicable law may require stockholder approval of certain subsequent amendments or waivers of the Merger Agreement.

FINANCING FOR THE PROPOSED MERGER  (See Page 27)

         De La Rue has advised us that the funds to pay our stockholders upon consummation of the proposed Merger have been and will be borrowed by ATSMACO from its parent, De La Rue, which will have funds available from the repayment of loans previously made by De La Rue to De La Rue Holdings plc.

PRICE RANGE OF THE COMMON STOCK (See Page 40)

         Until March __, 2001, the Common Stock was quoted on the OTC Bulletin Board under the symbol "ATSM". On March 1, 2001, the last trading day prior to our public announcement of the execution of the Merger Agreement, the average of the high bid price and low asked price of the Common Stock was $0.785.

         On March 7, 2001, we filed with the SEC on Form 15 a Certification and Notice of Termination of Registration of our Common Stock under the Securities Exchange Act of 1934, in an effort to reduce administrative expenses. As the result of this filing, our obligation to file periodic reports with the Securities and Exchange Commission was immediately suspended and the Common Stock lost its ability to trade on the OTC Bulletin Board. Commencing on April__, 2001, the Common Stock has been quoted in the "Pink Sheets" maintained by National Quotation Bureau, Inc. On the record date, the average of the high bid price and low asked price of the Common Stock, as reported by the National Quotation Bureau, was $______ per share.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         We have made certain forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements are not guarantees of performance. You are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements include the information concerning our possible or assumed results of operations. When we use words such as "believe," "expect," "anticipate," "plan," "intend," "probably" or similar expressions, we also are making forward-looking statements. You should note that many factors could affect our future financial results and could cause these results to differ materially from those expressed in our forward-looking statements. These factors include the expenses of consummating the proposed Merger, certain representations and warranties we have made in the Merger Agreement, the number of shares of Common Stock which may perfect dissenters' rights under Nevada law, the actions of third parties (including the Buyer), the timely consummation of the proposed Merger, and other factors which are contemplated as possibilities in this proxy statement.

         Should any one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement. As a result, stockholders are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this proxy statement. We do not intend, or assume any obligation, to update these forward-looking statements to reflect actual results, changes in assumptions or changes in the factors affecting these forward-looking statements.


                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA

         Set forth below is selected consolidated financial data of ATS, as of and for each of the five years in the period ended December 31, 2000. The data should be read in conjunction with the historical consolidated financial statements of ATS, and the notes thereto. No pro forma data giving effect to the consummation of the proposed Merger is provided, because we do not believe such information is material to stockholders in evaluating the proposed Merger and the Merger Agreement, since (1) the consideration to be paid to our stockholders upon consummation of the proposed Merger is all in cash, and (2) if the proposed Merger is consummated, stockholders will no longer have any equity interest in the surviving company.


 CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                    ----------------------------------------------------------------------------
                                                        2000            1999            1998            1997            1996
                                                    ------------    ------------    ------------    ------------    ------------
REVENUE:
   Equipment and systems sales                      $  8,585,653    $ 11,272,566    $ 11,869,061    $  7,168,902    $  5,793,025
   Equipment maintenance and service revenue           2,793,119       2,856,203       2,665,288       2,630,910       2,306,756
                                                    ------------    ------------    ------------    ------------    ------------

            Total Revenue                             11,378,772      14,128,769      14,534,349       9,799,812       8,099,781
                                                    ------------    ------------    ------------    ------------    ------------

 COSTS AND EXPENSES:
   Cost of goods sold and service expense:
     Equipment and systems                             4,643,359       5,463,334       7,610,955       3,392,435       2,633,655
     Equipment maintenance and service                   968,351       1,050,565       1,105,120       1,023,204         943,829
     Selling, general and administrative expenses      5,809,502       5,339,809       4,837,610       4,331,748       4,044,422
                                                    ------------    ------------    ------------    ------------    ------------

            Total Costs and Expenses                  11,421,212      11,853,708      13,553,685       8,747,387       7,621,906
                                                    ------------    ------------    ------------    ------------    ------------

 INCOME (LOSS) FROM OPERATIONS                           (42,440)      2,275,061         980,664       1,052,425         477,875

    Net Interest Income                                   76,585          65,834          29,695          57,086          38,767
                                                    ------------    ------------    ------------    ------------    ------------

 INCOME BEFORE INCOME TAX EXPENSE                         34,145       2,340,895       1,010,359       1,109,511         516,642

    Income Tax Expense                                    94,594       1,024,767         437,384         443,806         199,260
                                                    ------------    ------------    ------------    ------------    ------------


 NET INCOME (LOSS)                                  $    (60,449)   $  1,316,128    $    572,975    $    665,705    $    317,382
                                                    ============    ============    ============    ============    ============

 EARNINGS (LOSS) PER COMMON SHARE:
   Basic & diluted                                  $      (0.01)   $       0.23    $       0.10    $       0.11    $       0.05
                                                    ============    ============    ============    ============    ============

 Weighted Average Number of Shares Outstanding         5,639,126       5,627,222       5,841,531       5,872,577       5,878,975
                                                    ============    ============    ============    ============    ============


 CONSOLIDATED BALANCE SHEET DATA

                                                                                  AS OF DECEMBER 31,
                                                    ----------------------------------------------------------------------------
                                                        2000            1999            1998            1997            1996
                                                    ------------    ------------    ------------    ------------    ------------
 Current Assets                                     $  4,433,304    $  5,390,495    $  4,200,358    $  3,352,018    $  2,360,001
 Property & Equipment - Net                              146,062         156,250         132,429         163,941         134,600
 Other Assets                                          1,313,597       1,894,503       1,767,943       1,572,271         959,263
                                                    ------------    ------------    ------------    ------------    ------------

       TOTAL ASSETS                                 $  5,892,963    $  7,441,248    $  6,100,730    $  5,088,230    $  3,453,864
                                                    ============    ============    ============    ============    ============

 Current Liabilities                                $    941,218    $  2,348,239    $  2,494,684    $  1,836,409    $    847,901
                                                    ------------    ------------    ------------    ------------    ------------
 Long-Term Liabilities                                   298,641         388,494         160,414         188,926         217,440
                                                    ------------    ------------    ------------    ------------    ------------
 Stockholders Equity
       Common stock                                        6,013           5,943           5,942           5,923           5,892
       Additional paid-in capital                      2,144,769       2,135,774       2,192,958       2,383,033       2,374,397
       Accumulated earnings                            2,502,693       2,563,142       1,247,014         674,039           8,334
       Treasury stock                                       (371)           (344)           (282)           (100)           (100)
                                                    ------------    ------------    ------------    ------------    ------------
             Total Stockholders' Equity                4,653,104       4,704,515       3,445,632       3,062,895       2,388,523
                                                    ------------    ------------    ------------    ------------    ------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $  5,892,963    $  7,441,248    $  6,100,730    $  5,088,230    $  3,453,864
                                                    ============    ============    ============    ============    ============

                               THE SPECIAL MEETING

TIME, PLACE AND DATE

         This proxy statement is being furnished to stockholders as part of the solicitation of proxies by our Board of Directors for use at a Special Meeting of stockholders to be held on _____________, 2001 at ______________
_______________________________________ at __:__ _.M. local time, or any adjournment or postponement thereof.

RECORD DATE AND VOTING

         Our Board of Directors has set __________, 2001 as the record date for the Special Meeting. Only holders of record of Common Stock at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting. Our only class of voting securities is Common Stock, par value $.001 per share. On the record date, there were outstanding and entitled to vote _____________ shares of Common Stock, which shares were held by approximately
___ holders of record. Each share of Common Stock entitles the holder thereof to one vote, which may be cast either in person or by properly executed proxy at the Special Meeting.

         The approval and adoption of the Merger Agreement will require the affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date. Our officers and directors, who owned approximately __% of the shares of Common Stock outstanding on the record date, presently intend to vote in favor of the Merger Agreement.

         The presence, in person, or by properly executed proxy, of the holders of a majority of the outstanding Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Shares that are entitled to vote, but that are not voted at the direction of the beneficial owner, and votes withheld by brokers in the absence of instruction from beneficial holders will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will have the same effect as a vote AGAINST the approval and adoption of the Merger Agreement. Failure either to return a properly executed proxy form or to vote in person at the Special Meeting will have the same effect as a vote AGAINST the approval and adoption of the Merger Agreement.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

         All shares of Common Stock entitled to vote at the Special Meeting and represented by properly executed proxies received prior to or at the Special Meeting, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted IN FAVOR OF the approval and adoption of the Merger Agreement.

         The Board of Directors does not know of any matters to be presented at the Special Meeting other than those described in the Notice of the Special Meeting of Stockholders.

         If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purpose of allowing additional time for the satisfaction of conditions to the consummation of the proposed Merger), the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against the approval of the Merger Agreement may not be used by the persons named in the proxies to vote for adjournment of the Special Meeting for the purpose of giving management additional time to solicit votes to approve the proposal.

         The grant of a proxy on the enclosed form does not preclude you from attending the Special Meeting and voting in person. You may revoke a proxy at any time before it is voted. If you are a record holder, you may revoke your proxy by:

o delivering to the Secretary of ATS, before the vote is taken at the Special Meeting, a written notice of revocation bearing a later date than your proxy; or

o duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of ATS before the vote is taken at the Special Meeting

         Attendance at the Special Meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be delivered to ATS before the vote is taken at the Special Meeting, at 25 Rockwood Place, Englewood, New Jersey 07631 Attention:
Secretary, or hand delivered to the Secretary of ATS before the vote is taken at the Special Meeting. If you hold your shares in "street name" and have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

         All expenses of our solicitation of proxies for the Special Meeting will be borne by us. In addition to solicitation by use of the mails, proxies may be solicited by our directors, executive officers and other employees in person or by telephone, telefax or other means of communication. These directors, executive officers and other employees will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares of Common Stock held of record by such brokerage houses, custodians, nominees and fiduciaries, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

DISSENTERS' RIGHTS

         Stockholders who deliver written notice to ATS before the vote at the Special Meeting on the Merger Agreement that they intend to demand payment for their shares if the proposed Merger is consummated, who do not vote in favor of the approval and adoption of the Merger Agreement and who otherwise comply with the applicable statutory procedures of Nevada law summarized in this proxy statement, will be entitled to seek payment for their shares of Common Stock under Nevada law. See "Special Factors--Dissenters' Rights."

STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY FORMS. IF THE PROPOSED MERGER IS CONSUMMATED, TRANSMITTAL FORMS AND INSTRUCTIONS WILL BE SENT TO STOCKHOLDERS FOR THE SURRENDER OF THEIR SHARES OF COMMON STOCK.

                                 SPECIAL FACTORS

BACKGROUND OF THE PROPOSED MERGER

         In December 1996, our Board of Directors initiated consideration of a strategic alternative, such as a possible merger or acquisition that would, possibly, enhance stockholder value, based on its perception that our stock price was being adversely affected by such factors as limited trading volume, lack of institutional sponsorship, small market capitalization and absence of research attention by market analysts. Our Board did not consider selling our company at that time, but rather focused on "bulking up" our company through a strategic merger or acquisition in which we would be the surviving entity.

         On January 17, 1997, we hired Acquest International, L.P. to assist us in identifying potential merger and acquisition candidates. No acceptable candidates were identified as a result of this relationship.

         On April 9, 1997, we hired M.H. Meyerson & Co. as our investment banker. In addition to advising and assisting us on corporate finance matter, Meyerson also was instructed to assist us in identifying potential merger and acquisition candidates. No acceptable candidates were identified as a result of this relationship, which was terminated in 1998.

         In 1998 our Board of Directors initiated consideration of selling our company as an additional way to enhance stockholder value. On August 10, 1998, we hired Bollinger, Wells, Lett & Co. to assist us in identifying potential acquisition, merger and sale candidates. In October 1998, we agreed with Bollinger, Wells on the criteria they would use in identifying the candidates we would be interested in talking with.

         Bollinger, Wells contacted 30 potential strategic buyers and 37 potential financial buyers in connection with a possible sale or merger of our company.

         We met with four potential strategic buyers, including De La Rue. Only one of the other potential strategic buyers we met with indicated a serious interest in acquiring us. This other potential strategic buyer, also a small public company with an inactively traded stock, discussed offering our stockholders its stock in a proposed merger transaction where the exchange ratio would have valued our Common Stock based on a multiple of our earnings per share for the year 2000.

         We met with five potential financial buyers, none of which was prepared to ignore the losses of our subsidiary and the impact it would have on our consolidated results of operations in connection with our valuation. See the section entitled "Our Fiscal Year 2000 Results."

         In November 2000, we received from De La Rue an indication of its interest in acquiring us through a "cash out merger" with De La Rue's subsidiary. After lengthy discussion with Bollinger Wells and our general counsel and analysis of De La Rue's proposal, we authorized our executive officers, Bollinger, Wells and our general counsel to pursue the possibility of a transaction with De La Rue and to: (i) evaluate the current and any future proposals of De La Rue or other third parties; (ii) negotiate the terms of the proposed transaction; and (iii) advise our Board of Directors as to whether or not to engage in the transaction proposed by De La Rue or in any other transaction.

         After extensive negotiation with De La Rue and after hearing extensive presentations from Bollinger, Wells and our general counsel, on February 26, 2001 our Board of Directors unanimously approved the form, terms and provisions contained in the Merger Agreement, determined that the proposed Merger is fair and in the best interests of our company and our stockholders and decided to unanimously recommend to our stockholders a vote for the approval and adoption of the Merger Agreement. On March 1, 2001 we signed the Merger Agreement, and on March 2, 2001 we issued a press release concerning the proposed Merger. On April __, 2001 we amended the Merger Agreement after receiving comments from Nevada local counsel that certain of its provisions did not accurately reflect Nevada law. None of the changes effected by the amendment to the Merger Agreement affected the price or other economic terms of the Merger Agreement as it was originally executed.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS; FAIRNESS OF THE PROPOSED MERGER

         At a meeting held on _____________, 2001, our Board of Directors unanimously:

o determined that the proposed Merger is fair and in the best interests of our company and our stockholders;

o        approved the Merger Agreement; and

o recommended to our stockholders that they vote in favor of the approval and adoption of the Merger Agreement.

         In making its determination and recommendation, our directors considered various factors, including, but not limited to:

o The terms of the Merger Agreement were determined through extensive arms-length negotiations between us and our financial and legal advisors, on the one hand, and De La Rue and its financial and legal advisors, on the other. Our Board of Directors also considered that:
         (i) that we had received the best and final offer that De La Rue was prepared to make; (ii) only one other party had expressed a serious interest in a transaction with us; and (iii) the proposed structure offered by that other party would not have given our stockholders any cash payment but only the illiquid stock of a small company through a proposed merger where the exchange ratio would have valued our Common Stock based on a multiple of our earnings for the year 2000. See the section entitled "Special Factors--Background of the Merger" for additional information regarding the negotiations.

o The terms of the Merger Agreement, including the ability of our Board of Directors to consider competing proposals, if any competing proposals arose after announcement of the proposed Merger. See the sections entitled "The Merger Agreement--Certain Covenants--No Solicitation" and "--Termination; Termination Fees and Expenses" for additional information regarding the ability of our Board of Directors to consider competing proposals. The Merger Agreement permits our Board of Directors to furnish information to, and participate in negotiations with, persons making bona fide unsolicited offers, and permits our Board of Directors to terminate the Merger Agreement if it determines that moving forward on an unsolicited proposal is more beneficial to our stockholders than the proposed Merger, subject to a payment to the Buyer of a termination fee of $700,000.

o The relationship between the amount per share to be paid to stockholders upon consummation of the proposed Merger and the recent market prices of our Common Stock. The minimal cash per share to be paid to our stockholders upon consummation of the proposed Merger represents a ___% premium to the average of the high bid price and low asked price of our Common Stock on March 1, 2001 (the day the Merger Agreement was signed and the day before it was publicly announced).

o The financial strength of the Buyer and its ability to pay the purchase price without financing contingencies.

o The availability of an all cash purchase price was preferable to the financial risks associated with the continued holding of shares in a public company where there is a limited float.

o The purchase price as a multiple of the Company's average earnings over the last three years. The average earnings were 10.7 cents per share and the multiple, depending on the final purchase price, will not be less than ___.

o The Indemnity Escrow Fund, which is to be funded by the Buyer with $1,400,000 of the purchase price, will insulate you from any exposure to make any other indemnity payments to the Buyer.

o Any portion of the Indemnity Escrow Fund against which the Buyer has made no claim within one year after consummation of the proposed Merger, less expenses of defending against any claims that have been asserted under, plus accrued interest on, the Indemnity Escrow Fund, will be paid as additional consideration to our stockholders.

o The diminished attention of the public market to small capitalization stocks, particularly those that do not meet the NASDAQ listing requirements, such as the Common Stock of our company. Our Board of Directors' belief that our lack of institutional following, available institutional research and the absence of research attention by market analysts had an adverse effect on the trading market and the market value of our Common Stock.

o The conditions to the obligations of the Buyer to consummate the proposed Merger.

o Whether we were likely to maximize stockholder value if we remained a separate public company, in light of our inconsistent results of operations over the last few years, the recent termination of a product line by our subsidiary, the negative anticipated effect on our consolidated results of operations for the fiscal year 2000 from the losses incurred by our subsidiary during the year 2000, and the substantially larger size of our major competitors, each of whom has greater available resources than us. See the section entitled "Our Fiscal Year 2000 Results" for information on the adverse impact that our subsidiary had on our fiscal year 2000 consolidated results of operations.

o The limited potential for other possible buyers to make acceptable offers to purchase us after reviewing the actions taken by our investment banker, Bollinger, Wells, Lett & Co., to attract any other credible buyer or a business interested in a strategic alliance with us.

o The ability of stockholders who may not support the proposed Merger to obtain "fair value" for their Common Stock if they properly perfect and exercise their dissenters' rights under Nevada law. See the section entitled "Special Factors--Dissenters' Rights" for information on how to exercise your dissenters' rights.

         In view of the variety of factors considered in connection with its evaluation of the Merger Agreement, our Board of Directors found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the factors it considered or determine that any factor was of particular importance in reaching its determination that the Merger Agreement is fair to, and in the best interests of, our company and our stockholders. Rather, our Board of Directors viewed its determinations as being based upon its judgment, in light of the totality of the information presented and considered, of the overall effect of the proposed Merger, as compared to any alternative course of action.

         The foregoing discussion of the information and factors considered by our Board of Directors is not intended to be exhaustive but is believed to include the factors given primary consideration. Our Board of Directors did not analyze the fairness of the amount of the cash to be paid to stockholders in isolation from the other considerations referred to above. Our Board of Directors did not attempt to distinguish between factors that support a determination that the proposed Merger is "fair" and factors that support a determination that the proposed Merger is in the "best interests" of our company and our stockholders.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE PROPOSED MERGER IS FAIR AND IN THE BEST INTERESTS OF OUR COMPANY AND OUR STOCKHOLDERS. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         PROCEDURAL FAIRNESS OF THE PROPOSED MERGER. Our Board of Directors also determined that the proposed Merger is procedurally fair, because, among other things:

o The price per share to be paid to our stockholders and the other terms and conditions of the Merger Agreement resulted from active arm's-length bargaining between our executive officers and directors and their financial and legal representatives, on the one hand, and the Buyer and its financial and legal representatives, on the other hand; and

o Under Nevada law, stockholders have the right to dissent from the proposed Merger and demand payment by the surviving company of the fair value of their Common Stock.

         In light of the foregoing, our Board of Directors determined that the proposed Merger is procedurally fair despite the fact that the terms of the Merger Agreement do not require its approval by the holders of at least a majority of the Common Stock held by persons who are not affiliated with us. As a result, our Board of Directors did not retain an unaffiliated representative to act solely on behalf of our public stockholders for purposes of negotiating the terms of the Merger Agreement.

         The members of our Board of Directors evaluated the Buyer's proposal and the Merger Agreement in light of their knowledge of our business, financial condition and prospects, and based on the advice of financial and legal advisors. In view of the variety of factors that our Board of Directors considered in connection with its evaluation of the proposed Merger, our Board of Directors did not quantify, rank or otherwise assign relative weights to any of the foregoing factors.

STRUCTURE OF THE PROPOSED MERGER

         In order to provide a prompt and orderly transfer of ownership of our company from our stockholders to De La Rue, and in light of relevant financial, legal, tax and other considerations, the transaction has been structured as a merger. In particular, the acquisition has been structured so that our company will continue as the surviving company upon consummation of the proposed Merger in order to preserve the corporate identity of our company. Upon consummation of the proposed Merger, all of the outstanding Common Stock (other than shares held by dissenting stockholders) will be converted into the right to receive a cash payment. Such payment will initially be $_____ per share, without interest, and a pro rata right to the proceeds remaining in the Indemnity Escrow Fund when such proceeds, if any, are distributed at some time one year after consummation of the proposed Merger.

EFFECTS OF THE PROPOSED MERGER

         As a result of the proposed Merger, De La Rue will own 100% of the Common Stock of our company, as the surviving company in the proposed Merger. After consummation of the proposed Merger, you will cease to have any ownership interests in, or rights as a stockholder of, the surviving company. The De La Rue Entities (as defined in the section "Information About the Buyer" on page

__) will be the sole beneficiaries of the future earnings and growth of the surviving company. The benefit of the proposed Merger to you will be the payment of a premium, in cash, above the market value for your Common Stock at the time immediately prior to our execution and public announcement of the Merger Agreement. This cash payment assures that you, as well as all of our other stockholders, will receive the same amount for each share of Common Stock, rather than taking the risks associated with attempting to sell the shares in the open market. The detriment to you and our other stockholders is the inability to participate as continuing stockholders in the possible future growth of the surviving company.

         Upon consummation of the proposed Merger, our company, as the surviving company, will be a privately-held company and there will be no public market for its securities.

         On March 7, 2001, we filed with the SEC on Form 15 a Certification and Notice of Termination of Registration of our Common Stock under the Exchange Act in an effort to reduce administrative expenses. As the result of such filing, our obligation to file periodic reports with the SEC was immediately suspended and the Common Stock lost its ability to trade on the OTC Bulletin Board. Commencing on April __, 2001, the Common Stock has been quoted in the "Pink Sheets" maintained by The National Quotation Bureau, Inc. On the record date, the average of the high bid price and low asked price of the Common Stock, as reported by the National Quotation Bureau, was $______.

         This termination of registration of the Common Stock will become effective on June 5, 2001, after which certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16, and the requirement under the proxy rules and Regulation 14A of furnishing a proxy or information statement in connection with actions to be taken by stockholders, will no longer be applicable to us.

         Our articles of incorporation, as amended, in effect at the time of the consummation of the proposed Merger, will become the articles of incorporation of the surviving company, until duly amended in accordance with the terms thereof and the Nevada General Corporation Law. Our by-laws will become the by-laws of the surviving company, until duly amended in accordance with the terms thereof, the surviving company's articles of incorporation and the Nevada General Corporation Law.

         None of our directors or executive officers will become directors or executive officers of the surviving company. Upon consummation of the proposed Merger, the directors and officers of ATSMACO will become the initial directors and executive officers of the surviving company. It is not now known whether any of our present executive officers will be appointed to be executive officers of the surviving company.

         It is expected that following the consummation of the proposed Merger, our operations, as the surviving company, will be conducted as they are currently being conducted, except for changes in directors and executive officers. The Buyer will continue to evaluate the surviving company's business and operations after the consummation of the proposed Merger, from time to time, and may propose to develop new plans and proposals which either the surviving company or the Buyer considers to be in the best interests of the surviving company and its then stockholder.

         Upon consummation of the proposed Merger, all of our employees and directors who hold options, whether or not vested, will be permitted to exercise their options without paying the exercise price and will receive for each option the same amount that each stockholder receives, less the exercise prices of their respective options. We have offered to pay $250 to each employee holder of options that exercises his, her or its options at least one day before the date of the Special Meeting. We have permitted option holders to exercise their option conditionally subject to the proposed Merger being consummated.

RISK THAT THE PROPOSED MERGER WILL NOT BE CONSUMMATED

         Consummation of the proposed Merger is subject to various conditions, including, but not limited to, the following:

o approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock;

o        securing certain consents to the proposed Merger from third parties;
         and

o the holders of not more than _____ shares of Common Stock taking all action necessary prior to the time the proposed Merger is consummated to perfect their dissenters' rights under Nevada law.

         As a result of the various conditions to the consummation of the proposed Merger, even if the requisite stockholder approval is obtained, we cannot assure you that the proposed Merger will be consummated.

         It is expected that if the Merger Agreement is not approved and adopted by stockholders, or if the proposed Merger is not consummated for any other reason, our current management, under the direction of our Board of Directors, will continue to manage our company as an on-going business. We are not presently considering any other transaction as an alternative to the proposed Merger.

INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE PROPOSED MERGER

         In considering the recommendations of our Board of Directors, you should be aware that each of the members of our Board of Directors and our executive officers has interests that are in addition to your interests as a stockholder, generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement.

         NON-COMPETITION AGREEMENTS. Upon consummation of the proposed Merger, the surviving company will be the beneficiary of non-competition agreements binding on our Chief Executive Officer and our Vice President for Technology, with a term, which commences upon consummation of the proposed Merger and terminates two years after termination of their employment by the surviving company. Generally, the non-competition agreements restrict these individuals from:

o owning, operating, managing or controlling, or in any way being connected with, a currency counting business within certain geographical areas;

o        disclosing confidential information of the surviving company; and

o soliciting or diverting away customers and employees of the surviving company.

         INDEMNIFICATION OF DIRECTORS AND OFFICERS; DIRECTORS' AND OFFICERS' INSURANCE. The proposed Merger Agreement provides that for a period of six years after consummation of the proposed Merger, the surviving company will maintain in effect the indemnification provisions contained in our articles of incorporation and by-laws, as in effect at the time the Merger Agreement was executed, and will be responsible for the indemnification obligations of our company therein. The Merger Agreement further provides that, during the six-year period, the surviving company will maintain officers' and directors' liability insurance with terms at least as favorable to our directors and executive officers as those contained in our insurance policies in effect on the date of the Merger Agreement, which continues to cover the persons who, at the time of consummation of the proposed Merger, were covered by such existing directors' and officers' liability insurance policies, with respect to acts and omissions occurring prior to the consummation of the proposed Merger, subject to certain limitations. The persons benefiting from these provisions include all of our current directors and executive officers. See the section "The Merger Agreement--Certain Covenants--Director and Officers Indemnification and Insurance."

         COMMON STOCK AND OPTIONS. On the record date, our directors and executive officers owned of record, or were otherwise entitled to vote, in the aggregate, __________ shares of Common Stock, representing approximately __% of the outstanding Common Stock. On the record date, our directors and executive officers directly held options to purchase an aggregate of _________ shares of Common Stock and grants for an aggregate of forty-five thousand shares of Common Stock. Upon consummation of the proposed Merger, all of these options, to the extent not previously exercised, and whether or not vested, will become exercisable and all of our employees and directors who hold such options will be permitted to exercise their options without actually making a cash payment of the exercise price and will receive for each option share the same amount that each stockholder receives, less the exercise prices of their respective options. We have offered to pay $250, as an expense of the transaction, to each employee holder of options that exercises his, her or its options at least one day before the date of the Special Meeting. We have permitted holders of options to exercise their options conditionally subject to the proposed Merger being consummated.


FINANCING FOR THE PROPOSED MERGER

         De La Rue has advised us that the funds to pay our stockholders pursuant to the proposed Merger have been and will be borrowed by ATSMACO from its parent, De La Rue, which will have funds available from repayments of loans previously made by De La Rue to De La Rue Holdings plc. Concurrently with the execution of the Merger Agreement, the Buyer delivered $9,875,066.25 to be held in escrow pursuant to the terms of an escrow agreement to ensure the availability of these funds at the time that the proposed Merger is consummated. The Merger Agreement requires the Buyer to deliver an additional $1,400,000 upon consummation of the proposed Merger, which amount will be held pursuant to the escrow agreement as the Indemnity Escrow Fund. The Buyer also is required to deliver at the time of consummation of the proposed Merger an amount equal to the excess of (i) the purchase price, which is $14,107,237.50, over (ii) the sum of the initial amount delivered into escrow ($9,875,066.25) upon the execution of the Merger Agreement and the transaction expenses incurred by our company in excess of $220,000.

ACCOUNTING TREATMENT OF THE PROPOSED MERGER

         De La Rue expects that the Merger will be accounted for as a purchase in accordance with GAAP.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER

         The following summary of certain anticipated federal income tax consequences to a holder of Common Stock in connection with the consummation of the proposed Merger is based upon current provisions of the Internal Revenue Code of 1986, currently applicable Treasury regulations and judicial and administrative rulings and decisions in effect as of the date of this proxy statement. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements set forth herein, possibly on a retroactive basis. This summary does not purport to deal with all aspects of Federal income taxation that may affect particular holders of Common Stock in light of their individual circumstances, nor with certain types of holders subject to special treatment under the Federal income tax laws (such as life insurance companies, tax-exempt organizations, financial institutions, broker-dealers, holders owning stock as part of a "straddle," "hedge" or "conversion transaction," foreign corporations, foreign partnerships, foreign estates or trusts for U.S. Federal income tax purposes, holders who acquired their Common Stock pursuant to the exercise of an employee or director stock option or otherwise as compensation, and holders who are not citizens nor residents of the United States. This summary also does not address the Federal income tax consequences to a holder of options to acquire Common Stock or to the recipient of Common Stock in a compensatory transaction. In addition, this summary assumes that any Common Stock exchanged in or in connection with the proposed Merger is, and has been, held as a capital asset.

CONSEQUENTLY, EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PROPOSED MERGER IN LIGHT OF SUCH HOLDER'S OWN SITUATION, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.

         TAX TREATMENT OF HOLDERS OF COMMON STOCK. THE PAYMENT OF CASH FOR THE SHARES OF COMMON STOCK IN THE PROPOSED MERGER WILL BE FULLY TAXABLE TO STOCKHOLDERS. Accordingly, except to the extent otherwise provided below, a stockholder who, upon consummation of the proposed Merger, receives cash for such holder's Common Stock will recognize a gain or loss equal to the difference between (i) the amount of cash received in the proposed Merger, and (ii) such stockholder's tax basis in his, her or its Common Stock. In the case of a stockholder who is an individual, estate or trust, any such capital gain will be taxable at a maximum capital gain rate of 20 percent if the holder held the Common Stock as a capital asset for more than one year at the time of consummation of the proposed Merger.

         The proposed Merger will be a taxable transaction for Federal income tax purposes and also may be a taxable transaction for state, local and foreign tax purposes. You will recognize gain or loss for Federal income tax purposes for each share of your Common Stock, measured by the difference between the gross proceeds you receive pursuant to the Merger and the tax basis of your Common Stock, and provided your Common Stock was a capital asset in your hands, such gain or loss will be treated as a capital gain or loss for Federal income tax purposes (long-term or short-term depending upon the length of time you held your Common Stock prior to the consummation of the proposed Merger). While the matter is somewhat uncertain on account of the Indemnity Escrow Fund, we believe that: (i) you may treat the initial payment you receive in 2001 as the total gross proceeds you will receive in respect of your Common Stock for Federal income tax purposes; and (ii) in the event that you receive a distribution from the Indemnity Escrow Fund in a subsequent year, you must then recognize the entire amount of that subsequent distribution as gain for Federal income tax purposes.

TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE PROPOSED MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE PROPOSED MERGER TO YOU.

         BACKUP WITHHOLDING. In order to avoid "backup withholding" of Federal income tax on payments of cash to a stockholder who exchanges Common Stock in the proposed Merger, a stockholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such stockholder's correct taxpayer identification number ("TIN") on a Form W-9 and certify under penalty of perjury that such number is correct and that such stockholder is not subject to backup withholding. A Form W-9 will be included as part of the letter of transmittal to be sent to stockholders after consummation of the proposed Merger by the paying agent. If the correct TIN and certifications are not provided, a penalty may be imposed on the stockholder by the Internal Revenue Service and the cash payments received by the stockholder in consideration for shares of Common Stock in the proposed Merger may be subject to backup withholding tax at a rate of 31 percent.

BECAUSE CERTAIN TAX CONSEQUENCES OF THE PROPOSED MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, IT IS RECOMMENDED THAT STOCKHOLDERS CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE PROPOSED MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

DISSENTERS' RIGHTS

         Under Nevada law, stockholders are entitled to dissenters' rights. A copy of the applicable Nevada statute (Nevada Revised Statutes ss.ss.92A.300-92A.500, inclusive) regarding dissenters' rights is attached to this proxy statement as Annex 2. Stockholders who are considering exercising dissenters' rights should review the statute carefully, particularly the steps required to perfect dissenters' rights. NO PROVISION UNDER NEVADA LAW PROVIDES A STOCKHOLDER THE RIGHT TO LATER WITHDRAW AND DEMAND PAYMENT, IF THE STOCKHOLDER DOES NOT FULLY COMPLY WITH ALL OF THE STATUTORY REQUIREMENTS. Set forth below is a summary of the steps to be taken by a stockholder to exercise the right to dissent. This summary should be read in conjunction with the full text of the attached statute.

         To exercise your right to dissent:

o BEFORE THE VOTE IS TAKEN, YOU MUST DELIVER WRITTEN NOTICE TO US STATING THAT YOU INTEND TO DEMAND PAYMENT FOR YOUR SHARES IF THE PROPOSED MERGER IS CONSUMMATED; AND

o YOU MUST NOT VOTE YOUR SHARES OF COMMON STOCK IN FAVOR OF THE PROPOSED MERGER EITHER BY PROXY OR IN PERSON.

         If you (i) send written notice of your intent to dissent before the vote on the proposed Merger and (ii) do not vote in favor of the proposed Merger, the surviving company is required to send to you a written dissenters' notice within ten days after the proposed Merger is consummated telling you:

o where your demand for payment for your Common Stock must be sent and where and when your stock certificates must be deposited; and

o the date by which the surviving company must receive your written demand form, which must be between 30 and 60 days after delivery of the surviving company's notice to you, and providing you with:

o        a form to demand payment; and

o        a copy of the Nevada statute.

         YOUR FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTERS' NOTICE WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR COMMON STOCK OTHER THAN AS PROVIDED IN THE MERGER AGREEMENT.

         If you properly exercise your right to dissent and you acquired your Common Stock before March 2, 2001, when notice of the proposed Merger was first publicly made, then within 30 days of receipt of a properly executed demand for payment from you, the surviving company must pay you what it determines to be the fair value for your Common Stock, plus interest. Payment is required to be accompanied by: (i) specific financial records of our company; (ii) a statement of the surviving company's fair value estimate, including how interest was calculated; (iii) information regarding your right to challenge the fair value estimate; and (iv) copies of relevant portions of the Nevada law.

         If you properly exercise your right to dissent and you acquired your shares on or after March 2, 2001, you are entitled to receive payment of the amount that the surviving company estimates is the fair value of your Common Stock but only if you accept that estimate. If you wish to contest the estimate, you may do so, but then you will not receive any payment until the contest is resolved.

         Within 30 days of the surviving company's fair value payment or notice, you have the right to notify the surviving company, in writing, of your own fair value estimate and demand payment of the amount not yet paid. Failure to do so will terminate your right to challenge the surviving company's calculation of fair value. If you and the surviving company cannot agree on fair value, then the surviving company must commence legal action within 60 days after it receives your stockholder demand, seeking court determination of fair value. If the surviving company fails to commence a legal action within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount he, she or it demanded. Proceedings instituted by the surviving company will be in Washoe County, Nevada. Costs of legal action will be assessed against the surviving company, unless the court finds that the dissenters' acted arbitrarily, vexatiously or not in good faith, in which case costs will be equitably distributed. Attorneys' and expert fees may be awarded in such amount as the court deems equitable against any party that the court determines has acted wrongfully.

         FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN THE NEVADA STATUTE WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

         A stockholder wishing to exercise dissenters' rights must (i) not vote for the approval and adoption of the Merger Agreement, (ii) deliver to us BEFORE the vote on the proposal to approve and adopt the Merger Agreement a written notice of intention to demand payment for such holder's Common Stock if the proposed Merger is consummated, and (iii) make a written demand for payment for such holder's shares of Common Stock AFTER consummation of the proposed Merger.

         A stockholder who signs and returns a proxy form without expressly directing that his, her or its shares of Common Stock be voted against the Merger Agreement will effectively waive his, her or its dissenters' rights because the shares represented by the proxy form will be voted for the approval and adoption of the Merger Agreement.

         Accordingly, a stockholder who desires to exercise and perfect dissenters' rights with respect to any of his, her or its shares of Common Stock must either (i) refrain from executing and returning the enclosed proxy form and from voting in person in favor of the proposal to approve the Merger Agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal on such form, or (iii) rescind any proxy and affirmatively vote in person against the proposal or register in person an abstention with respect thereto. A vote or proxy against the Merger Agreement will not, in and of itself, constitute a notice of intent to dissent.

         A notice of intent to dissent may be executed by a record holder of Common Stock, and may be either on behalf of such record holder or the beneficial owner of the Common Stock, as the case may be. It must state that the record holder intends thereby to demand payment for his, her or its shares of Common Stock if the proposed Merger is consummated. It should also state the record holder's name, as it appears on the stock certificate. A record holder, other than a person (such as a stock broker) who holds shares as nominee for several beneficial owners, who determines to elect to exercise dissenters' rights must dissent as to all shares of Common Stock held by such record holder, or the record holder will lose his, her or its right to elect to dissenters' rights for any of the Common Stock such record holder owns.

         A record holder serving as a nominee may exercise dissenters' rights with respect to all, but not less than all, of the shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. However, in such case, the written notice of intent to dissent should set forth fully and correctly:

o        the record holder's name, as it appears on the stock certificate; and

o the name(s) and address(es) and number of shares owned beneficially by each beneficial owner as to whom the record holder is dissenting.

         A beneficial owner may also directly exercise the right of dissent WITH THE WRITTEN CONSENT OF THE RECORD HOLDER, in which case the consent of the record holder must be provided to us not later than the beneficial owner's notice of dissent. In such a case, the beneficial owner must dissent as to all shares of Common Stock that he, she or it owns or over which he, she or it has voting control.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORM AND WHO WISH TO EXERCISE DISSENTERS' RIGHTS ARE URGED TO CONSULT WITH THEIR BROKERS OR NOMINEES TO DETERMINE THE APPROPRIATE PROCEDURES.

         If the shares of Common Stock are owned in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice of intent to dissent should be made in that capacity, and if the shares are owned by more than one person, as in a joint tenancy or tenancy in common, the notice should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the notice of intent to dissent on behalf of an owner; however, the agent must identify the owner or owners and expressly disclose the fact that, in executing the notice, he, she or it is acting as agent for such owner or owners.

         WRITTEN NOTICES OF INTENT TO DISSENT AND DEMAND PAYMENT FOR SHARES OF COMMON STOCK IF THE PROPOSED MERGER IS CONSUMMATED MUST BE DELIVERED PRIOR TO THE VOTE ON THE MERGER AGREEMENT TO EITHER:

o ATS Money Systems, Inc., at 25 Rockwood Place, Englewood, New Jersey 07631, Attention: Secretary; or

o        in person, to the Secretary of ATS at the Special Meeting.

         Stockholders considering seeking dissenters' rights should be aware that the fair value of their shares as determined under Nevada law could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they did not seek payment of their shares through the exercise of their dissenters' rights.

         If any stockholder who properly demands payment for his, her or its shares of Common Stock under the Nevada law fails to perfect, or effectively withdraws or loses, the right to payment, as provided in the Nevada law, the shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the Merger Agreement.


                              THE MERGER AGREEMENT

         The following is a summary of the material terms of the Merger Agreement, a copy of which is attached as Annex 1 to this proxy statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement. You are urged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the proposed Merger.

STRUCTURE, TIMING

         Pursuant to the Merger Agreement, ATSMACO will be merged with and into our company. Our company will continue to exist after consummation of the proposed Merger as the surviving company. The proposed Merger will be consummated or "become effective" at the time certificates of merger are filed with the States of Nevada and New Jersey, or at a later time as specified in the certificates of merger. The proposed Merger is expected to become effective as soon as practicable after all conditions set forth in the Merger Agreement have been satisfied or waived.

CONSIDERATION TO BE RECEIVED IN THE PROPOSED MERGER

         CONSIDERATION AND DISSENTERS' RIGHTS. Pursuant to the Merger Agreement, at the time that the proposed Merger becomes effective:

         o each share of Common Stock issued and outstanding immediately prior thereto (other than shares held by dissenting stockholders who have perfected their dissenters' rights under Nevada law) will be canceled and converted into the right to receive a cash payment, without interest; and

         o each share of ATSMACO common stock issued and outstanding immediately prior thereto will be converted into an issued, fully paid and non-assessable share of common stock of the surviving company.

         The Merger Agreement further provides that any shares of Common Stock which are issued and outstanding immediately prior to the time that the proposed Merger becomes effective and are held by a stockholder who (i) has not voted in favor of the Merger Agreement, (ii) has delivered before the time that the proposed Merger becomes effective, in compliance with all the provisions of the Nevada law concerning the right of stockholders to dissent from the proposed Merger, a written notice of intention to demand payment of the "fair value" of his, her or its shares and require that the surviving company purchase the stockholder's Common Stock, upon consummation of the proposed Merger, and (iii) has otherwise perfected his, her or its rights as a dissenter under Nevada Law, will not be converted into or represent the right to receive the cash payment being received by the other stockholders, as described above. Instead such dissenting shares will be converted into a right to receive any consideration that may be determined to be due pursuant to Nevada law.

         TREATMENT OF OPTIONS. The Merger Agreement provides that, at the time the proposed Merger becomes effective, each unexpired option to purchase Common Stock issued pursuant to the our Amended and Restated Stock Plan for Employees, our 1995 Director Stock Plan or under any other agreement, whether or not then presently exercisable, will become exercisable and the holders of such options will be permitted to exercise their options without actually making a cash payment of the exercise price and will receive for each option share the same amount that each stockholder receives, less the exercise prices of their respective options. We have offered to pay $250, as an expense of the transaction, to each employee holder of options that exercises his, her or its options at least one day before the date of the Special Meeting. We have permitted holders to exercise their options conditionally subject to the proposed Merger being consummated.

EXCHANGE OF STOCK CERTIFICATES

         Prior to the time that the proposed Merger becomes effective, we will designate a bank or trust company, reasonably satisfactory to the Buyer, to act as the paying agent upon consummation of the proposed Merger. Promptly after the time that the proposed Merger becomes effective, the surviving company will mail to each record holder of Common Stock, a letter of transmittal and instructions for effecting the surrender of the holder's stock certificates in exchange for the money to be paid therefor subject to any required back-up withholding taxes. Upon surrender of a stock certificate for cancellation to the paying agent, together with a duly executed letter of transmittal, the holder of the certificate will be entitled to receive, initially, $____ per share, and to receive, thereafter, a pro rata distribution of any funds remaining in the Indemnity Escrow Fund (including any accrued interest) on the first anniversary after the date that the proposed Merger becomes effective, subject to any withholding taxes, and without any interest thereon. Certificates so surrendered will be canceled by the surviving company.

         NO FURTHER OWNERSHIP RIGHTS IN OUR COMPANY. At the time that the proposed Merger becomes effective, each holder of a stock certificate that represented Common Stock immediately prior thereto will cease to have any rights as a stockholder of our company, except for the right to surrender the certificates in exchange for the consideration to be received therefor or to perfect his, her or its right to receive payment for the shares pursuant to the Nevada laws providing for dissenters' rights. From and after the time that the proposed Merger becomes effective, no further transfers will be recorded on our stock transfer books. If certificates that formerly represented shares of Common Stock are presented to the surviving company, such certificates will be canceled and exchanged for the consideration to be received in the proposed Merger in the manner described above, subject to applicable law with respect to dissenting stockholders.

REPRESENTATIONS AND WARRANTIES

         In the Merger Agreement, we have made various customary representations and warranties, subject to identified exceptions, with respect to, among other things:

o our due organization, valid existence and good standing and the due organization, valid existence and good standing of our subsidiary;

o        our capital structure and the capital structure of our subsidiary;

o the authorization, execution, delivery and enforceability of the Merger Agreement;

o the absence of conflicts under our articles of incorporation and by-laws;

o        required consents and approvals;

o documents and financial statements filed by us with the SEC and other governmental agencies and the accuracy of information contained therein;

o the accuracy of the information, other than information supplied by the Buyer, which is included in this proxy statement;

o the absence of certain facts or circumstances relating to us that is likely to prevent or delay any applicable governmental consents for completion of the proposed Merger;

o action which may need to be taken by or on behalf of us in order to consummate the proposed Merger; and

o the disclosure of all of our material contracts and that we are not in breach or violation of any contract that would be reasonably expected to have a material adverse effect on us;

         Stockholders will not have any liability for the breach of any representation or warranty made by us unless, within one year after the time that the proposed Merger becomes effective, the Buyer makes a claim with respect thereto in an appropriate manner as provided by the Merger Agreement, in which event (and assuming that the claim is valid) the Buyer will have a right to pursue recovery from the Indemnity Escrow Fund. Stockholders will not be liable for our breached representations or warranties in the event that the Buyer's claims against the Indemnity Escrow Fund exceed the amount in the Indemnity Escrow Fund.

         In the Merger Agreement, the Buyer has made various customary representations and warranties, subject to identified exceptions, with respect to, among other things:

o due organization, valid existence and good standing of, and certain similar corporate matters regarding, the Buyer;

o the authorization, execution, delivery and enforceability of the Merger Agreement;

o all necessary consents and approvals for the consummation of the Merger Agreement;

o the absence of certain facts or circumstances related to the Buyer that are likely to impede or delay any applicable governmental consents for consummation of the proposed Merger; and

o the accuracy of the information supplied by the Buyer, which is included in this proxy statement.

o the accuracy of the information supplied by the Buyer to any governmental agency.

CERTAIN COVENANTS

         CONDUCT OF BUSINESS. We have agreed in the Merger Agreement that, during the period from March 1, 2001 (the execution date of the Merger Agreement) to the time that the proposed Merger becomes effective, and except as contemplated by the Merger Agreement or as otherwise consented to in writing by the Buyer, we will, among other things:

o carry on our operations according to our ordinary course of business and consistent with past practices;

o use reasonable efforts to preserve intact our business organization and goodwill and comply with applicable law; and

o confer with the Buyer concerning operational matters of a material nature and report to the Buyer, at reasonable intervals, concerning the status of the business and other relevant matters.

         NO SOLICITATION. The Merger Agreement provides that we will not, nor will we permit our directors, executive officers, other employees and representatives, directly or indirectly, to, initiate, solicit, or encourage any inquiries, discussions or making of any proposal with respect to any merger, consolidation or other business combination or acquisition of a material portion of our assets, which we hereafter define as a "COMPETING TRANSACTION."

         However, nothing contained in the Merger Agreement prevents us or our Board of Directors from:

o        responding to an unsolicited Competing Transaction; or

o complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to any unsolicited tender offer which may be made for the Common Stock; or

o furnishing non-public information to, or entering into discussions or negotiations with, any party proposing an unsolicited Competing Transaction.

         The Merger Agreement requires that we provide written notice to the Buyer with respect to an unsolicited proposal for a Competing Transaction, which advises the Buyer that the Board of Directors has such a proposal. The notice must specify the terms and conditions of, and identify the party making, such proposal. In addition, we may not terminate the Merger Agreement because on an unsolicited Competing Transaction without paying the Buyer a $700,000 termination fee.

         STOCKHOLDERS' MEETING. The Merger Agreement provides for us to have a special meeting of our stockholders held as promptly as practicable for the purpose of voting upon the Merger Agreement. We have agreed that our Board of Directors will recommend to stockholders at the Special Meeting the adoption of the Merger Agreement.

         PROXY STATEMENT. We have agreed to prepare and file this proxy statement with the SEC and to respond to any comments made by the SEC as soon as reasonably practicable. In addition, we have agreed to mail this proxy statement to our stockholders at the earliest practicable time.

         DIRECTOR AND OFFICERS INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that, for a period of six years after consummation of the proposed Merger, the surviving company will maintain in effect the indemnification provisions contained in our articles of incorporation and by-laws, as in effect at the time that the Merger Agreement was executed, and will be responsible for the indemnification obligations therein. Those indemnification provisions provide indemnity to each person who is now, or has been, our director, executive officer, other employee or agent for any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable attorney fees and expenses, as long as such person acted in good faith in a manner which such person reasonably believed to be in, or not opposed to, the best interests of our company and our stockholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Merger Agreement further provides that, during the six-year period, the surviving company will maintain officers' and directors' liability insurance with terms at least as favorable to our directors and officers as those in our insurance policies in existence on the date of the Merger Agreement, which continues to cover the persons who, at the time of consummation of the proposed Merger, were covered by such existing directors' and officers' liability insurance policies, with respect to acts and omissions occurring prior to the consummation of the proposed Merger, subject to certain limitations.

         FINANCING. De La Rue has advised us that ATSMACO intends to pay the purchase price for the Common Stock and outstanding options to acquire Common Stock by borrowing from its parent, De La Rue, which will have funds available from repayments of loans previously made by De La Rue to De La Rue Holdings plc. Concurrently with the execution of the Merger Agreement, the Buyer delivered $9,875,066.25 to First Union National Bank, a national banking association, as escrow agent, to be held in escrow for delivery of the initial consideration to be paid to the stockholders for their Common Stock after the proposed Merger becomes effective. The Merger Agreement also requires the Buyer to deliver to such escrow agent, at the time the proposed Merger becomes effective, two additional sums: (i) $1,400,000, which will then be held by the escrow agent as the Indemnity Escrow Fund; and (ii) an amount equal to the excess of the purchase price of $14,107,237.50 over the aggregate of (a) the deposit made by the Buyer at the time of the execution of the Merger Agreement ($9,875,066.25),
(b) the Indemnity Escrow Fund ($1,400,000), and (c) our transaction expenses to the extent that they are in excess of $220,000.

         OPTIONS. The Merger Agreement provides that holders of unexpired options to acquire Common Stock (all of which options have exercise prices of less than $____ per share) will become exercisable and upon exercise will be paid an amount equal to the difference between (i) the aggregate per share payments to be received by a stockholder upon and after consummation of the proposed Merger, and (ii) the per share exercise prices of their options for each share of Common Stock covered by their options, and that the options will be canceled.

         REGULATORY APPLICATIONS. We and the Buyer have agreed to cooperate and use our reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations from all third parties and governmental agencies necessary to consummate the transactions contemplated in the Merger Agreement.

CONDITIONS TO OBLIGATIONS TO CONSUMMATE THE PROPOSED MERGER

         The obligations of the parties to consummate the proposed Merger are subject to the following conditions, among others, unless waived in writing by the Buyer and us:

o no governmental agency will have initiated proceedings to restrain or prohibit the proposed Merger or force rescission of the Merger Agreement;

o        stockholder approval of the Merger Agreement must have been obtained;

o stockholders owning no more than an aggregate of ______ shares of Common Stock shall have taken all actions necessary prior to the time the proposed Merger is consummated to perfect their dissenters' rights under Nevada law; and

o all regulatory or governmental permits, approvals or waivers required to consummate the proposed Merger must have been obtained.

         The obligations of the Buyer to consummate the proposed Merger are subject to the satisfaction or waiver, on or prior to the date that the proposed Merger becomes effective, of the following conditions, among others:

o our representations and warranties, which are set forth in the Merger Agreement, must be true and correct in all material respects on the date when made and on the date the proposed Merger becomes effective;

o we must have performed or complied, in all material respects, with all of our covenants contained in the Merger Agreement;

o there must not have occurred after the execution date of the Merger Agreement events, which individually or in the aggregate have had or are reasonably expected to have a material adverse effect on us;

o we must have delivered resolutions authorizing the Merger Agreement and the transactions contemplated thereby and any other documents, instruments or certificates as shall be reasonably requested by the Buyer or its counsel, and an officer's certificate certifying certain of our representations, warranties and covenants;

o we must have received all third-party consents required by any contract between us or our subsidiary and any third parties; and

o all of our directors and officers must have submitted their resignations.

         Our obligation to effect the proposed Merger is subject to the satisfaction or waiver, on or prior to the date that the proposed Merger becomes effective, of the following conditions:

o the representations and warranties of the Buyer set forth in the Merger Agreement must be true and correct, in all material respects, on the date when made and on the date the proposed Merger becomes effective;

o the Buyer must have performed or complied, in all material respects, with all covenants contained in the Merger Agreement; and

o the Buyer must have delivered resolutions authorizing the Merger Agreement and the transactions contemplated thereby and any other documents, instruments or certificates as shall be reasonably requested by us or our counsel, including an officer's certificate certifying certain of our representations, warranties and covenants.

TERMINATION; TERMINATION FEES AND EXPENSES

         The Merger Agreement may be terminated and the proposed Merger may be abandoned at any time prior to the time that the proposed Merger is consummated, whether before or after stockholder approval, for the following reasons:

         o our Board of Directors and the Buyer both consent in writing to terminate the proposed Merger;

         o        by either the Buyer or us, if:

                  o holders of more than 5% of the total number of shares of Common Stock eligible to vote at Special Meeting have taken all action necessary prior to the time the proposed Merger is consummated to perfect their dissenters' rights under Nevada law;

                  o the proposed Merger is not consummated on or before May 31, 2001, but only if the failure to complete the proposed Merger did not result from the breach of any representation or warranty or agreement in the Merger Agreement by the party seeking termination;

                  o the other party is in material breach of any of its covenants or representations or warranties contained in the Merger Agreement and such breach either is incapable of cure or is not cured within twenty business days after notice from the party wishing to terminate, subject to certain conditions;

                  o any of the other material conditions required of the other party have not been satisfied; or

                  o if any governmental authority issues a non-appealable final order, decree or ruling or takes any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the proposed Merger, subject to certain conditions.

         o        By us, if:

                  o the Buyer commits a material breach of a provision of or fails to perform a covenant in the Merger Agreement in any material respect including the failure to pay the purchase price for the Common Stock or any of the Buyer's representations or warranties in the Merger Agreement are not accurate in all material respects. If the Buyer fails to pay the purchase price for the Common Stock, we will be entitled to obtain $700,000 from the Indemnity Escrow Fund.

         o        By the Buyer, if:

                  o we have committed a material breach of any provision of the Merger Agreement and such breach affects our financial condition by more than $225,000;

                  o we decide to terminate the Merger Agreement as a result of an unsolicited Competing Transaction. In such an event, we must pay the Buyer $700,000 as a termination payment at the time we terminate the Merger Agreement. This termination payment is the sole remedy the Buyer is entitled to as a result of a Competing Transaction; or

                  o automatically, if the Merger Agreement is not approved by the required vote of stockholders at the Special Meeting. However, if the failure to approve the Merger Agreement is a result of the submission of a Competing Transaction to the stockholders, we have an obligation to pay the Buyer $700,000 within three days.

         Either party may waive a condition to the consummation of the proposed Merger or a reason for termination of the Merger Agreement, except that if the Buyer decides to consummate the proposed Merger, rather than terminating the Merger Agreement as a result of a material breach by us which has a financial effect on us in excess of $225,000, then the Buyer may consummate the proposed Merger if we agree and the amount of any claim for indemnity as a result of such breach does not exceed $700,000.

         Except as otherwise described above, if the proposed Merger is not consummated, each party will bear its own expenses incurred in connection with the proposed Merger and neither party will have any further liability to the other after termination.

AMENDMENT AND WAIVER

         The Merger Agreement may be amended at any time, whether before or after stockholder approval, by written consent of us and the Buyer. However, the Merger Agreement may not be amended following stockholder approval of the Merger Agreement without the further approval of stockholders if such amendment would adversely affect stockholders.

                                    EXPENSES

         It is estimated that, if the proposed Merger is consummated, our expenses incurred in connection therewith will be approximately as follows:

   Contract payments to directors and employees................. $  305,000
   SEC filing fees..............................................      2,821
   Legal fees and expenses......................................    300,000
   Accounting fees and expenses.................................    131,000
   Investment banking fee.......................................    425,000
   Printing costs...............................................      5,000
   Proxy solicitation, distribution and paying agent fees
       and expenses.............................................     14,500
   Miscellaneous................................................      1,000
                                                                 ----------
                               Total............................ $1,209,711
                                                                 ==========


         Except as otherwise described in this proxy statement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are payable by the party incurring the expenses. For this reason, none of the Buyer's expenses incurred in connection with the proposed Merger are included in foregoing table.

                           PRICE RANGE OF COMMON STOCK

         The Common Stock was quoted on the OTC Bulletin Board under the symbol "ATSM" until April __, 2001. Thereafter, the Common Stock has been quoted in the "pink sheets" published by the National Quotation Bureau, Inc. The following table sets forth the high and low per share closing sales prices for the Common Stock as reported by as reported by The NASDAQ Stock Market, Inc. InfoQuote service furnished by Financial Insight Systems, Inc. for the periods indicated:

YEAR ENDED DECEMBER 31, 1999                            LOW SALE   HIGH SALE

First Quarter                                             0.750       0.969
Second Quarter                                            0.656       1.170
Third Quarter                                             0.969       1.250
Fourth Quarter                                            1.063       1.500

YEAR ENDED DECEMBER 31, 2000

First Quarter                                             1.250       2.563
Second Quarter                                            1.063       1.938
Third Quarter                                             0.841       1.156
Fourth Quarter                                            0.688       1.031

YEAR ENDING DECEMBER 31, 2001 (THROUGH APRIL  )

First Quarter                                             0.813       1.813
Second Quarter (through April   )

         On March 1, 2001, the day prior to the public announcement of the Merger Agreement, the closing sale price for the Common Stock was $0.813, as reported by The NASDAQ Stock Market, Inc. InfoQuote service furnished by Financial Insight Systems, Inc. On April __, 2001, there were approximately ____ holders of record of the Common Stock, including Cede & Co., who held an aggregate of ____________ shares for an undisclosed number of beneficial holders.

         The market price of the Common Stock is subject to fluctuations and we urge you to obtain current market quotations.


                                    DIVIDENDS

         We have never declared or paid any dividends with respect to the Common Stock. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will be dependent upon our results of operations, financial condition, capital expenditures and working capital requirements, and other factors deemed relevant by the Board of Directors. We do not anticipate that any cash dividends will be paid on the Common Stock in the foreseeable future if, for any reason, the proposed Merger is not consummated.


                        COMMON STOCK PURCHASE INFORMATION

         In 1998, we commenced a program to repurchase up to 500,000 shares of Common Stock from time to time in the over-the-counter market. Through the date of this proxy statement we have purchased an aggregate of 270,500 shares of Common Stock for an aggregate of approximately $284,300.

         None of us, our directors or executive officers, of any of the De La Rue Entities have engaged in any transaction with respect to the Common Stock within 60 days of the date of this proxy statement.

                    INFORMATION ABOUT THE DE LA RUE ENTITIES

         ATSMACO INC., a New Jersey corporation, is the entity that will be merged with and into our company in the proposed Merger. ATSMACO was formed on February 1, 2001 and has not carried on any activities to date other than those activities incident to its formation and as contemplated by the Merger Agreement.

         De La Rue Inc., a Virginia corporation formed on March 22, 1989 owns 100% of the outstanding stock of ATSMACO. De La Rue, Inc. is a holding company for the interests in the United States of De La Rue Holdings plc and also operates a manufacturing facility in Watertown, Wisconsin that manufactures cash handling equipment.

         De La Rue Holdings plc, through a subsidiary, owns 100% of the outstanding stock of De La Rue, Inc. De La Rue Holdings is a holding company with interests in the United Kingdom and overseas in currency and security printing, provision of branch cash automation and solutions to retail banks, manufacture of banking equipment and other ancillary activities.

         De La Rue plc owns 100% of the outstanding stock of De La Rue Holdings plc. De La Rue plc, a publicly-traded company on the London Stock Exchange organized under the laws of England, through its subsidiaries, is the world's largest commercial security printer and paper maker, involved in the production of over 150 national currencies and a wide range of security documents, such as stamps and vouchers. It also is a leading provider of cash handling equipment and solutions to banks and retailers, as well as a range of identity systems to governments worldwide. We refer to ATSMACO, De La Rue, De La Rue Holdings plc and De La Rue, plc, collectively, in this proxy statement as the "DE LA RUE ENTITIES."

         The name, position and current principal occupation or employment of each of the directors and executive officers of each of the De La Rue Entities are as follows:

           ATSMACO, INC.


NAME                           OFFICE                              PRINCIPAL OCCUPATION

Mark Shircel                   President and Director              Executive Vice President -De La Rue
                                                                   Cash Systems, Inc.
                               Director and Secretary              U.S. Tax Manager, De La Rue, Inc.
Troy Eldredge

Pietro Armanini                Director                            Managing Director, De La Rue Cash
                                                                   Systems, Inc.

           DE LA RUE, INC.


NAME                            OFFICE                             PRINCIPAL OCCUPATION

Michael Little                  Director and President             President, De La Rue, Inc.

Troy Eldredge                   Director and Secretary             U.S. Tax Manager, De La Rue, Inc.

Robert McGowan                  Director                           Group Treasurer, De La Rue plc

Adolph A. Romei                 Assistant Secretary                Attorney

           DE LA RUE HOLDINGS PLC


NAME                             OFFICE                            PRINCIPAL OCCUPATION
Ian Much                         Director                          Chief Executive, De La Rue plc

Louise Fluker                    Director                          General Counsel, De La Rue plc

Paul R. Hollingworth             Director                          Finance Director, De La Rue plc

           DE LA RUE PLC


NAME                                OFFICE                          PRINCIPAL OCCUPATION

Nicholas Brooks                     Director                        Chief Executive, Spirent plc

Brandon Gough                       Director and Chairman           Chairman, De La Rue plc

Keith Hodgkinson                    Director                        Chief Executive, Chloride Group plc

Paul R. Hollingworth                Director and Finance Director   Finance Director, De La Rue plc

Michael Jeffries                    Director                        Chief Executive, WS Atkins plc

Ian Much                            Director and Chief Executive    Chief Executive, De La Rue plc

Louise Fluker                       Secretary                       General Counsel and Company Secretary,
                                                                    De La Rue plc

         During the past five years, none of the De La Rue Entities has been convicted in a criminal proceeding (excluding minor misdemeanors, if any). In addition, during the past five years, none of the De La Rue Entities has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

         The business addresses for the De La Rue Entities are as follows:

  ATMSACO, Inc.                                De La Rue, Inc.
  c/o De La Rue, Inc.,                         100 Powers Court
  100 Powers Court                             Dulles, VA 20166
  Dulles, VA 20166


  De La Rue Holdings plc                       De La Rue plc
  De La Rue House                              De La Rue House
  Jays Close                                   Jays Close
  Viables                                      Viables
  Basingstoke                                  Basingstoke
  Hampshire RG22 4BS England                   Hampshire RG22 4BS England

                 DIRECTORS AND EXECUTIVE OFFICERS OF OUR COMPANY

           The name, position and current principal occupation or employment of each of our directors and executive officers are as follows:

NAME                                   POSITION

Gerard F. Murphy             President and Chief Executive Officer and Director

James H. Halpin              Executive Vice President - Sales and Marketing

Joseph M. Burke              Vice President - Finance

Thomas J. Carey              Secretary and Director

Fred Den                     Treasurer and Director

         Gerard F. Murphy has been our President and Chief Executive Officer for more than the past five years and has been a director since August 1988.

         Fred Den has been a real estate manager for Marteva Corp for more than the past five years and is involved in managing and operating various real estate ventures. Mr. Den has been our Treasurer since May 30, 1997; for more than five years prior thereto, Mr. Den was our Secretary.

         Thomas J. Carey is a certified public accountant, has been our Secretary since May 30, 1997 and the Chief Financial Officer of Driver Harris Company, a publicly traded multi-national manufacturer of electrical resistance wire, since May 1995.

         Messrs. Halpin and Burke have been associated with us for more than the past five years as our Executive Vice President and Vice President - Finance, respectively.

         In addition to the foregoing, we consider Messrs. Timothy J. Eames and Kenneth Andersen to be significant employees. Mr. Eames, 64, has been associated with us for more than the past five years as Vice President - Sales. Mr. Andersen, 51, has been associated with us for more than the past five years as Chief Technology Officer.

         During the past five years, to the best of our knowledge, none of the above-mentioned directors and executive officers have been convicted in a criminal proceeding (excluding minor misdemeanors, if any) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Each of the above-mentioned directors and executive officers is a citizen of the United States.

                  PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF
                             MANAGEMENT AND OTHERS

         The following table sets forth, as of _____________, 2001, certain information relating to the ownership of the Common Stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned.

                                          NUMBER OF SHARES            PERCENT
NAME AND ADDRESS                          OF COMMON STOCK(1)         OF CLASS(1)

Michael M. Smith                                                            %
35-20 Broadway                               1,296,970
Astoria, New York 11106

Gerard F. Murphy                             1,138,459(2)                   %
218 Park Street
Montclair, New Jersey 07043

Fred Den                                       982,962(3)                   %
102 Glen Way
Syosset, New York 11791


Gladys Den                                     108,000                      %
102 Glen Way
Syosset, New York 11791


Joseph Burke                                    40,959(4)                   %
20 Hemlock Street
Warwick, New Jersey 07463


Thomas J. Carey                                 59,993(5)                   %
52 Hominy Hill Road
Colts Neck, New Jersey 07722

James H. Halpin                                 54,841(6)                   %
27 Danvers Road
New Milford, Connecticut 06776

All directors and executive                  2,385,214(7)              42.27%
 Officers as a group (__ persons)


----------------------------

(1) Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at __________, 2001.

(2) Includes 13,707 shares of Common Stock that are the subject of incentive stock options granted to Mr. Murphy, which are currently exercisable or are exercisable on or prior to _________, 2001. 8375 of these 13,707 shares of Common Stock are the subject of an incentive stock option that was granted as of February 2, 2001 to replace an incentive stock option of like tenor expiring on that date.

(3)      Includes 100,000 shares of Common Stock owned by Mr. Den's wife, and
         (ii) 26,667 shares of Common Stock, which are the subject of non-qualified stock options granted to Mr. Den, which are currently exercisable or are exercisable on or prior to ____________, 2001.

(4) Includes 25,095 shares of Common Stock, which are the subject of incentive stock options granted to Mr. Burke, which are currently exercisable or are exercisable on or prior to ____________, 2001.


(5) Includes (i) 10,000 shares of Common Stock owned by Mr. Carey's wife, and (ii) 29,993 shares of Common Stock which are the subject of non-qualified stock options granted to Mr. Carey which are currently exercisable or are exercisable on or prior to ____________, 2001.

(6) Includes 42,943 shares of Common Stock, which are the subject of incentive stock options granted to Mr. Halpin, which are currently exercisable or are exercisable on or prior to ____________, 2001.

(7) In addition to the information included above for Messrs. Murphy, F. Den, Carey and Halpin, includes 15,864 shares of Common Stock owned by another executive officer of ATS and 24,764 shares of Common Stock which are the subject of incentive stock options granted to such executive officer which are currently exercisable on or prior to ____________, 2001.

         None of the De La Rue Entities beneficially owns any shares of Common Stock of our company.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The audited consolidated financial statements and the related financial statement schedule included in this proxy statement in the Section "Financial Statements of ATS Money Systems, Inc.," have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report which accompanies such financial statements and schedule. It is expected that a representative of Deloitte & Touche will be present at the Special Meeting to respond to appropriate questions of stockholders and to make a statement if such representative desires.

                           FINANCIAL STATEMENTS OF ATS

                             ATS MONEY SYSTEMS, INC.

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                  47

   CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31,
   2000 AND 1999 AND FOR EACH OF THE THREE YEARS IN THE
   PERIOD ENDED DECEMBER 31, 2000:

   Balance Sheets                                                             48

   Statements of Operations                                                   49

   Statements of Changes in Stockholders' Equity                              50

   Statements of Cash Flows                                                   51

   Notes to Financial Statements                                           52-58

SUPPLEMENTAL SCHEDULE FOR THE YEAR ENDED DECEMBER 31, 2000:

   Supplemental Consolidating Schedule  - Statement of Operations
   Information                                                                59

INDEPENDENT AUDITORS' REPORT



ATS Money Systems, Inc.

We have audited the accompanying consolidated balance sheets of ATS Money Systems, Inc. (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of ATS Money Systems, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating schedule listed in the table of contents is presented for the purpose of additional analysis of the basic consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies, and is not a required part of the basic consolidated financial statements. This schedule is the responsibility of the Company's management. Such schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic consolidated financial statements taken as a whole.


/s/ DELOITTE & TOUCHE LLP
-----------------------------


March 1, 2001

ATS MONEY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 1999

ASSETS                                                                   2000           1999
                                                                     -----------    -----------
CURRENT ASSETS:
           Cash and cash equivalents                                 $   609,560    $ 1,768,847
           Trade accounts receivable, less allowance
             for doubtful accounts of $98,000 in 2000,
             and $173,269 in 1999                                      1,728,976      2,707,326
           Inventories (Note 4)                                        1,731,003        719,704
           Prepaid expenses and other current assets                     286,699         90,921
              Deferred income taxes (Note 8)                              77,066        103,697
                                                                     -----------    -----------
                     Total current assets                              4,433,304      5,390,495
                                                                     -----------    -----------

PROPERTY - At cost
           Office furniture                                               74,267         69,633
           Office machinery and equipment                                348,899        309,129
                                                                     -----------    -----------
                     Subtotal                                            423,166        378,762

           Less accumulated depreciation                                 277,104        222,512
                                                                     -----------    -----------
                     Property - net                                      146,062        156,250
                                                                     -----------    -----------

OTHER ASSETS:
           Software costs, less accumulated amortization
              of $1,102,056 in 2000 and $1,380,672 in
              1999 (Note 2)                                            1,255,579      1,796,485
           Deposits and other long-term assets                            58,018         98,018
                                                                     -----------    -----------
                     Total other assets                                1,313,597      1,894,503
                                                                     -----------    -----------

TOTAL                                                                $ 5,892,963    $ 7,441,248
                                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
           Accounts payable and accrued expenses                     $   646,893    $ 1,550,496
           Deferred revenue                                              158,134        542,576
           Other liabilities                                             136,191        255,167
                                                                     -----------    -----------
                     Total current liabilities                           941,218      2,348,239
                                                                     -----------    -----------

LONG-TERM:
              Deferred credit, less accumulated amortization
                 of $181,777 in 2000 and $153,265 in 1999
                 (Note 3)
                                                                         103,390        131,902
              Deferred income taxes (Note 8)                             195,251        256,592
                                                                     -----------    -----------
                             Total long-term liabilities                 298,641        388,494
                                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY (Note 7):
           Common stock, non-cumulative, voting - $.001 par value,
              25,000,000 shares authorized, 6,013,395 and
              5,942,547 shares issued at December 31, 2000
              and 1999, respectively                                       6,013          5,943
           Additional paid-in capital                                  2,144,769      2,135,774
           Accumulated earnings                                        2,502,693      2,563,142
           Treasury stock - 370,500 and 343,500 shares, at par
              value, at December 31, 2000 and 1999, respectively            (371)          (344)
                                                                     -----------    -----------
                     Total stockholders' equity                        4,653,104      4,704,515
                                                                     -----------    -----------
TOTAL                                                                $ 5,892,963    $ 7,441,248
                                                                     ===========    ===========

See notes to consolidated financial statements.

ATS MONEY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                                          2000            1999           1998
                                                                      ------------    ------------   ------------
REVENUE:
           Equipment and systems sales                                $  8,585,653    $ 11,272,566   $ 11,869,061
           Equipment maintenance and service revenue                     2,793,119       2,856,203      2,665,288
                                                                      ------------    ------------   ------------

                Total revenue                                           11,378,772      14,128,769     14,534,349
                                                                      ------------    ------------   ------------

COSTS AND EXPENSES:
           Cost of goods sold and service expense:
                Equipment and systems                                    4,643,359       5,463,334      7,610,955
                Equipment maintenance and service                          968,351       1,050,565      1,105,120
           Selling, general and administrative expenses (Note 5)         5,809,502       5,339,809      4,837,610
                                                                      ------------    ------------   ------------

                 Total costs and expenses                               11,421,212      11,853,708     13,553,685
                                                                      ------------    ------------   ------------

INCOME (LOSS) FROM OPERATIONS                                              (42,440)      2,275,061        980,664

NET INTEREST INCOME                                                         76,585          65,834         29,695
                                                                      ------------    ------------   ------------

INCOME BEFORE INCOME TAX EXPENSE                                            34,145       2,340,895      1,010,359

INCOME TAX EXPENSE (Note 8)                                                 94,594       1,024,767        437,384
                                                                      ------------    ------------   ------------

NET INCOME (LOSS)                                                     $    (60,449)   $  1,316,128   $    572,975
                                                                      ============    ============   ============


EARNINGS (LOSS) PER COMMON SHARE (Note 2):
           Basic and diluted                                          $      (0.01)   $       0.23   $       0.10
                                                                      ============    ============   ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                            5,639,246       5,627,222      5,841,531
                                                                      ============    ============   ============


See notes to consolidated financial statements.

ATS MONEY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                               ADDITIONAL                                     TOTAL
                                                  COMMON        PAID-IN      ACCUMULATED     TREASURY     STOCKHOLDERS'
                                                  STOCK         CAPITAL       EARNINGS        STOCK           EQUITY
                                                -----------   -----------    -----------    -----------    -----------
BALANCE
  DECEMBER 31, 1997                             $     5,923   $ 2,383,033    $   674,039    $      (100)   $ 3,062,895

Issuance of common stock upon the exercise
of stock options (18,816 shares)                         19         5,813             --             --          5,832

Purchase of common stock (181,500 shares)                --      (195,888)            --           (182)      (196,070)

Net income - 1998                                        --            --        572,975             --        572,975
                                                -----------   -----------    -----------    -----------    -----------

BALANCE
  DECEMBER 31, 1998                                   5,942     2,192,958      1,247,014           (282)     3,445,632

Issuance of common stock upon the exercise of
stock options (1,000 shares)                              1           709             --             --            710

Purchase of common stock (62,000 shares)                 --       (57,893)            --            (62)       (57,955)

Net income - 1999                                        --            --      1,316,128             --      1,316,128
                                                -----------   -----------    -----------    -----------    -----------

BALANCE
  DECEMBER 31, 1999                                   5,943     2,135,774      2,563,142           (344)     4,704,515

Issuance of common stock upon the exercise of
stock options (70,848 shares)                            70        39,241             --             --         39,311

Purchase of common stock (27,000 shares)                 --       (30,246)            --            (27)       (30,273)

Net loss - 2000                                          --            --        (60,449)            --        (60,449)
                                                -----------   -----------    -----------    -----------    -----------

BALANCE
  DECEMBER 31, 2000                             $     6,013   $ 2,144,769    $ 2,502,693    $      (371)   $ 4,653,104
                                                ===========   ===========    ===========    ===========    ===========


See notes to consolidated financial statements.

ATS MONEY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                               2000           1999           1998
                                                                           -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
           Net income (loss)                                               $   (60,449)   $ 1,316,128    $   572,975
           Adjustments to reconcile net income (loss) to net cash
           (used in) provided by operating activities:
                Depreciation and amortization                                1,080,750        615,307        528,538
                Deferred income taxes                                          (34,710)        57,193         52,141
                Changes in current assets and liabilities:
                     Trade accounts receivable - net                           978,350        544,484       (970,133)
                     Inventories                                             1,011,299)      (121,037)       (35,986)
                     Prepaid expenses and other current assets                 195,778)       (27,408)        19,979
                     Accounts payable and accrued expenses                    (903,603)       (79,159)       170,410
                     Deferred revenue                                         (384,442)       135,393)       471,170
                     Other liabilities                                        (118,976)       163,809        (35,446)
                Deposits and other long-term assets                             40,000        (15,456)       (30,282)
                                                                           -----------    -----------    -----------


                     Net cash (used in) provided by operating activities      (610,157)     2,318,468        743,366
                                                                           -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
           Capitalization of software development costs                       (513,764)      (697,938)      (671,372)
           Additions to property, net                                          (44,404)       (80,806)       (19,556)
                                                                           -----------    -----------    -----------

                     Net cash used in investing activities                     558,168)      (778,744)      (690,928)
                                                                           -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
           Proceeds from the issuance of common stock                           39,311            710          5,832
           Purchase of common stock                                            (30,273)       (57,955)      (196,070)
                                                                           -----------    -----------    -----------

                     Net cash provided by (used in) financing activities         9,038        (57,245)      (190,238)
                                                                           -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                                                            (1,159,287)     1,482,479       (137,800)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                 1,768,847        286,368        424,168
                                                                           -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                     $   609,560    $ 1,768,847    $   286,368
                                                                           ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
           Cash paid during the year for income taxes                      $   713,992    $   457,251    $   641,341
                                                                           ===========    ===========    ===========
           Interest paid                                                   $     1,875    $     2,129    $       660
                                                                           ===========    ===========    ===========


See notes to consolidated financial statements.

ATS MONEY SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

1.       DESCRIPTION OF COMPANY OPERATIONS

         ATS Money Systems, Inc. ("ATS"), with a wholly-owned subsidiary, Innovative Electronics, Inc., acquired in August 1994 (collectively, the "Company"), is engaged in the development, sale and service of currency counting systems and equipment for department and chain stores' cash offices and of communications systems primarily used by chain stores. In addition, the Company offers maintenance and service contracts through a national service organization on all machines and equipment it sells. The Company's customers are businesses that handle a large number of cash, check and credit transactions on a daily basis, such as department stores, and chain stores. ATS was incorporated in 1987 under the laws of the State of Nevada and is the successor to a similar business acquired by merger in 1988.

         The principal products sold by the Company during 2000 were its 601 Scales, CP-3000 Retail Cash Office Management System, CP-2000 Deposit/Register Verification System, CP-4000 Retail Cash Office Management System, and Check Encoding System, which products accounted for approximately 91% of the Company's 2000 equipment and systems sales. The Company also sells various types of currency/document counters and dispensers.

         The principal market for the Company's products has been in the United States.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION - The consolidated financial statements consist of the accounts of ATS Money Systems, Inc. and its wholly-owned subsidiary. All significant intercompany transactions and account balances have been eliminated.

         CASH AND CASH EQUIVALENTS - Cash and cash equivalents include investments with original maturities of three months or less.

         INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method for machine parts and specific identification for equipment held for sale.

         PROPERTY AND OTHER ASSETS- Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. At December 31, 2000, there was no event or change in circumstance that would indicate that the carrying amount of any long-lived asset was not recoverable. An impairment loss is recognized when the sum of expected future cash flows from the use of the asset and its eventual disposition (undiscounted and without interest charges) is less than the carrying amount of the asset.

         CAPITALIZED SOFTWARE COSTS - The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86. Costs incurred to establish the technological feasibility of computer software are expensed as incurred. Costs incurred for product enhancements, subsequent to establishing technological feasibility, are capitalized and stated at the lower of cost or net realizable value and are evaluated for impairment. At the balance sheet date, the unamortized capitalized costs of computer software products are compared to the net realizable value of those products. The amount by which the unamortized capitalized costs of a computer software product exceed the net realizable value of that asset are written off. Capitalized costs are amortized using the straight-line method over five years, which approximates the estimated remaining useful life of the product. It is possible that the estimate of the economic life of the products and related carrying values could be reduced in the near term due to competitive pressures. Amortization of computer software costs amounted to $1,054,670, $586,834 and $505,982 for the years ended December 31,
         2000, 1999 and 1998, respectively. Amortization of computer software costs in 2000 included $396,426 of discontinued software projects, which were written off. Fully amortized software costs of $136,888, $245,829 and $254,846 were written off in 2000, 1999 and 1998, respectively.

         REVENUE RECOGNITION - Revenue from equipment and systems sales is recognized upon shipment to the buyer and satisfaction of related obligations by the Company. Revenue from software licensing is recognized on either (a) delivery of the software if collectibility is probable, or (b) upon completion of the majority of the product, which equates to reaching a milestone in accordance with the contract, and any remaining obligations of the Company are accounted for by deferring a pro rata portion of revenue and recognizing it ratably as the obligations are fulfilled.

         EQUIPMENT MAINTENANCE AND SERVICE REVENUE - Equipment maintenance and service revenue is recognized as earned over the term of the contract, which is generally a maximum of one year in length. Deferred revenue represents the unearned portion of equipment maintenance and service fees.

         USE OF ESTIMATES - The Company's financial statements include the use of estimates and assumptions, which have been developed by management, based on available facts and information. Actual results could differ from those estimates.

         EARNINGS PER SHARE OF COMMON STOCK - Basic earnings per share of common stock is computed by dividing (loss) income by the weighted average number of shares of common stock outstanding during the period. The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the dilutive potential shares of common stock had been issued. For the years ended December 31, 2000, 1999 and 1998, the dilutive effect on earnings per share of common stock was insignificant.

         INCOME TAXES - The Company files a consolidated Federal tax return. Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         RECLASSIFICATIONS - Certain prior year amounts have been reclassified in order to conform with the 2000 presentation.

3.       ACQUISITION

         In 1994, the Company acquired Innovative Electronics, Inc., which is in the business of marketing hardware and software products designed to permit the exchange of pricing, product and other data among stores within a chain. The acquisition was accounted for by the purchase method of accounting. The purchase price was allocated to the assets acquired and liabilities assumed based on the fair values at the date of acquisition.

         The excess of the estimated fair values of the net assets acquired over the purchase price ($285,167) was recorded as a deferred credit, and is being amortized on a straight-line basis over ten (10) years.

4.       INVENTORIES

         Inventories consist of equipment held for sale and machine parts, as follows:

                                                     2000            1999
                                                 -----------     -----------

                Equipment held for sale          $ 1,659,087     $   676,931
                Parts and raw materials              131,916         115,304
                Reserve for obsolescence             (60,000)        (72,531)
                                                 -----------     -----------

                                                 $ 1,731,003     $   719,704
                                                 ===========     ===========


5.       RELATED PARTY TRANSACTIONS

         At December 31, 2000 and 1999, all directors and executive officers, as a group, collectively owned 42% and 40%, respectively, of the Company's common stock.

         In April 1999, the Company loaned $40,000 to one of its directors. The loan, which bears interest at 9% per annum, is secured by 100,000 shares of the Company's common stock owned by such director. The loan, which originally was scheduled to mature on March 15, 2000, was extended to the earlier of the closing date of the sale of all of the outstanding shares of the Company's common stock (see note 12) or June 15, 2001.

6.       COMMITMENTS AND CONTINGENCIES

         At December 31, 2000, the Company was committed under non-cancelable, operating leases for office space, automobiles and office equipment, expiring at various dates through February 2004, requiring minimum annual rental payments as follows:


                        2001                   $   321,107
                        2002                       307,132
                        2003                       303,940
                        2004                        60,224
                                               -----------
                                               $   992,403
                                               ===========


         Rental expense under such leases totaled $354,396, $369,888, and $346,901 for the years ended December 31, 2000, 1999 and 1998, respectively.

7.       STOCKHOLDERS' EQUITY

         COMPANY REPURCHASE PROGRAM - In 1998, the Company commenced a program to repurchase up to 500,000 shares of its common stock from time to time in the over-the-counter market. Through December 31, 2000 the Company purchased 270,500 shares of its common stock, under the program, for an aggregate of $284,298.

         COMMON STOCK INCENTIVE PLAN - In 1993, the Company adopted a common stock incentive plan (the "Plan"), which, as amended, authorizes the issuance, within ten years, of options covering up to 480,000 shares of its common stock to certain employees and other individuals of importance to the Company. The Plan is intended to provide incentive to continued employment of certain employees and other individuals by enabling them to acquire a proprietary interest in the Company. Options granted under the Plan may be either "incentive stock options" or "non-qualified stock options." Incentive stock options, granted only to certain employees of the Company, expire within ten years (five years for a 10% beneficial owner of the Company's securities) from the date granted and are exercisable from time to time in accordance with the terms of such options. The exercise price of an incentive stock option must be at least equal to the fair market value of the common stock on the date of grant (110% for a 10% beneficial owner of the Company's securities). Non-qualified stock options can be granted to certain employees of the Company and advisors and consultants to the Company. Such stock options are exercisable on or after the date of grant and the exercise price is not limited and may be below fair market value.

         DIRECTOR STOCK PLAN - In 1995, the Company adopted the 1995 Director Stock Plan pursuant to which, as amended, the Company's non-employee directors, upon first being elected to the Board, are granted 10,000 shares of the Company's common stock, and thereafter, on each reelection, are granted non-qualified stock options to purchase 10,000 shares of the Company's common stock with an exercise price equal to the then fair market value of such shares. In 1995, the non-employee directors were granted an aggregate of 40,000 shares of common stock under this plan, all of which were issued during 1996. In 1997, 1998, and 1999, the non-employee directors were granted non-qualified options under this plan to purchase 30,000 shares of common stock each year, at an exercise price of $.8281 per share, $.9531 per share and $.7969 per share, respectively, and in 2000 to purchase 20,000 shares at an exercise price of $1.1880.

         The estimated fair value of options granted during 2000, 1999 and 1998 was $0.54, $2.28 and $0.27 per share of common stock, respectively. The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for stock option plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company's net income and earnings per share for the years ended December 31, 2000, 1999 and 1998 would have been reduced to the pro forma amounts indicated below:

         Net (loss) income:
                                        2000             1999            1998
                                        ----             ----            ----

                    As reported      $ (60,449)       $1,316,128        $572,975
                    Pro forma        $ (65,800)       $1,219,076        $564,697


         Net (loss) income per
         common share:
                                        2000             1999            1998
                                        ----             ----            ----

                    As reported        $(.01)            $.23            $.10
                    Pro forma          $(.01)            $.22            $.10


         The fair values of options granted under the Company's stock option plans during 2000, 1999 and 1998 were estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: No dividend yield for 2000, 1999 and 1998, expected volatility of 47%, 50% and 53% for 2000, 1999 and 1998, respectively, and expected lives of 10 years for 2000, 9.7 years for 1999, and 9.5 years for 1998.

         A summary of the details of stock options granted and outstanding balances are presented below:

                                                                       OPTIONS OUTSTANDING
                                                                           DECEMBER 31,
                               OPTION                               -------------------------
                   GRANTED     PRICE    EXERCISED     CANCELED        2000             1999
                  ---------   -------   ---------     ---------     ---------       ---------

       1993         140,869    .28125      89,735         6,591        44,543 (1)      67,517
       ----          15,315    .28125      15,315                          --          15,315
                     18,816       .31      18,816                          --              --
                     50,000      .001      50,000                          --              --

       1994          15,000     1.375                     5,000        10,000 (1)      10,000
       ----          21,000     1.250                    21,000            --              --

       1996          37,626   1.03125       3,400        10,879        23,347 (1)      26,747
       ----          10,875    1.1344                     2,500         8,375 (1)       8,375

       1997          34,500       .71       2,500        11,750        20,250 (1)      23,250
       ----          30,000     .8281      10,000                      20,000 (1)      30,000

       1998          30,000     .9531      10,000                      20,000 (1)      30,000
       ----          19,200       .92         666         4,500        14,034 (2)      15,700
                      6,000      1.01                                   6,000 (2)       6,000

       1999           6,750       .87         333           500         5,917 (3)       6,250
       ----           2,000       .96                                   2,000 (3)       2,000
                     30,000     .7969       6,660         3,340        20,000 (2)      30,000
                     50,000       .70                    12,625        37,375 (3)      37,500

       2000          20,000     1.188                                  20,000 (3)          --
       ----                             ---------     ---------     ---------       ---------
                                          207,425        78,685       251,841         308,654
                                        =========     =========     =========       =========


(1)      Fully exercisable as of December 31, 2000.
(2)      9,464 of 14,034, 4,000 of 6,000 and 13,320 of 20,000 exercisable as of
         December 31, 2000.
(3)      1,747 of 5,917, 666 of 2,000, 12,445 of 37,375 and 6,666 of 20,000
         exercisable as of December 1, 2000.

         COMMON STOCK WARRANTS - In connection with services to be rendered by an investment banker, as of April 7, 1997, the Company granted to the investment banker warrants to purchase 80,000 shares of the Company's common stock exercisable at $.75 per share and granted to the investment banker on April 8, 1998, warrants to purchase an additional 80,000 shares of common stock exercisable at $1.25 per share. The balance of the contract to purchase an additional 80,000 shares of common stock exercisable at $1.25 per share was cancelled on April 1, 1999. All of the warrants will expire on April 7, 2001, unless exercised prior thereto. Based upon the fair value of the warrants at the grant date, no expense was recognized in 2000, 1999, or 1998.

8.       INCOME TAXES

         Deferred income taxes reflect the net tax effect of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and law that are anticipated to be in effect when such differences are expected to reverse.

         Significant components of the Company's deferred tax assets and liabilities as of December 31, 2000 and 1999 are as follows:

                                                                     2000         1999
                                                                  ---------    ---------
            Deferred tax assets:
                       Provision for bad debts                    $  39,200    $  69,308
                       Inventory write-downs                         24,000       29,012
                       Bonus accrual                                     --        5,377
                       Deferred credits-acquisition                  41,356       52,761
                       Inventory capitalization                      13,866           --
                                                                  ---------    ---------

                                 Total deferred tax assets          118,422      156,458
                                                                  ---------    ---------

            Deferred tax liabilities:
                       Depreciation                                  25,139       25,564
                       Software amortization                        211,468      283,789
                                                                  ---------    ---------

                                 Total deferred tax liabilities     236,607      309,353
                                                                  ---------    ---------

                              Net deferred tax liabilities        $(118,185)   $(152,895)
                                                                  =========    =========

         The income tax provision for the years ended December 31, 2000, 1999 and 1998 consists of the following components:

                                          2000          1999         1998
                                       ----------    ----------   ----------
           Current:
                      Federal          $   16,648    $  692,701   $  244,216
                      State               112,656       274,873      141,027
                                       ----------    ----------   ----------

                      Total current       129,304       967,574      385,243
                                       ----------    ----------   ----------

           Deferred:
                      Federal             (29,504)       48,615       44,319
                      State                (5,206)        8,578        7,822
                                       ----------    ----------   ----------

                      Total deferred      (34,710)       57,193       52,141
                                       ----------    ----------   ----------

           Income tax expense          $   94,594    $1,024,767   $  437,384
                                       ==========    ==========   ==========


         A reconciliation of the Company's statutory rate to the Company's effective rate is as follows:

                                   2000         1999         1998
                                ----------   ----------   ----------

             Statutory rate     $   11,609   $  795,904   $  343,522
             State income tax       70,917      187,077       98,240
             Other                  12,068       41,786       (4,378)
                                ----------   ----------   ----------
                                $   94,594   $1,024,767   $  437,384
                                ==========   ==========   ==========

9.       MAJOR CUSTOMERS

         Sales to each of the Company's three major customers, which are subject to change annually, as a percentage of consolidated revenue, for the years ended December 31, approximated:

                                         2000       1999       1998
                                         ----       ----       ----

             Major Customer 1             29%        23%        46%

             Major Customer 2             13         18         17

             Major Customer 3              8         10          5

10.      RETIREMENT PLAN

         The Company has a defined contribution plan covering substantially all of its employees. Company contributions to the plan, which are discretionary, are made from its profits. Contributions are based upon a percentage of eligible employees' salaries ranging from -0-% to a maximum of 15%. There were no contributions in 2000, 1999 and 1998.

         Effective January 1, 1998, the Company adopted provisions under the plan to provide a 401k feature. Eligibility occurs after one year of service (with 1,000 hours of service) and attainment of age 21. The characteristics of the 401k plan are that the Company will match 25% of the participant's contribution up to 6% of compensation. Employee contributions, which are voluntary, can range up to 20% of compensation. Vesting of the Company's matching contribution, at the rate of 20% per annum begins after the second year of service until year six when the employee becomes fully vested. Forfeitures will reduce the Company matching contributions. The Company's contribution for 2000, 1999 and 1998 was $29,317, $26,811, and $24,927,
         respectively. Additionally, in 1999 the Board of Directors approved an additional one time match for all active participants in the 1999 calendar year. With this additional match, the Company's overall contribution to the plan for 1999 was $51,991.

11.      LINE OF CREDIT

         The Company has a $750,000 discretionary line of credit for the Company's short-term needs, at an interest rate equal to the bank's prime rate plus 1/2%. All advances under this line of credit are required to be secured by a lien on substantially all of the Company's assets. Also, the Company has a standby term line of credit for $150,000 (solely for the purchase of equipment) at an interest rate equal to the bank's prime rate plus 1%. The Company had no borrowings outstanding at December 31, 2000 or December 31, 1999.

12.      SUBSEQUENT EVENT

         On March 1, 2001, the Company entered into an agreement, subject to stockholders' approval, to merge the Company with a third party, pursuant to which the third party would become the sole stockholder of the Company and the existing stockholders would receive cash for their shares of the Company's common stock. The Company expects the closing of such transaction to take place in May 2001; however, as it is subject to the outcome of various contingencies, there can be no guarantee that this transaction will take place.

ATS MONEY SYSTEMS, INC.
SUPPLEMENTAL CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                 ATS            IEI         CONSOLIDATED
                                                             ------------   ------------    ------------
REVENUE:
           Equipment and systems sales                       $  8,459,288   $    126,365    $  8,585,653
           Equipment maintenance and service revenue            2,635,809        157,310       2,793,119
                                                             ------------   ------------    ------------

                Total revenue                                  11,095,097        283,675      11,378,772
                                                             ------------   ------------    ------------

COSTS AND EXPENSES:
           Cost of goods sold and service expense:
                Equipment and systems                           4,189,981        453,378       4,643,359
                Equipment maintenance and service                 948,351         20,000         968,351
           Selling, general and administrative expenses         4,291,413      1,518,089       5,809,502
                                                             ------------   ------------    ------------

                 Total costs and expenses                       9,429,745      1,991,467      11,421,212
                                                             ------------   ------------    ------------

INCOME (LOSS) FROM OPERATIONS                                   1,665,352     (1,707,792)        (42,440)

NET INTEREST INCOME                                                76,585             --          76,585
                                                             ------------   ------------    ------------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)               1,741,937     (1,707,792)         34,145

INCOME TAX EXPENSE (BENEFIT)                                      657,982       (563,388)         94,594
                                                             ------------   ------------    ------------

NET INCOME (LOSS)                                            $  1,083,955   $ (1,144,404)   $    (60,449)
                                                             ============   ============    ============

EARNINGS (LOSS) PER COMMON SHARE
           Basic and diluted                                 $       0.19   $      (0.20)   $      (0.01)
                                                             ============   ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                   5,639,246      5,639,246       5,639,246
                                                             ============   ============    ============


1) Each of the columns above reflect the transactions of ATS Money Systems, Inc. ("ATS") and its wholly-owned subsidiary, Innovative Electronics, Inc. ("IEI"), respectively. There are no intercompany sales transactions.

2) Expenses paid by ATS but relating directly to IEI are charged to IEI and reflected in the IEI column above. Corporate expenses relating to both ATS and IEI, reflected in selling, general, and administrative expenses, are borne entirely by ATS and reflected in the ATS column above.

3) The income tax expense, reflected in the consolidated financial statements, has been determined on a consolidated basis (the "consolidated expense"). The income tax expense reflected above for ATS is determined on a separate company basis, and the income tax benefit reflected above for IEI represents the difference between the consolidated expense and the separate company ATS expense.


See notes to consolidated financial statements.

                          OUR FISCAL YEAR 2000 RESULTS

         For the year ended December 31, 2000, our revenues decreased 19% from 1999 to $11,378,772 and we incurred a net loss of $60,449, or $.01 per share, compared with net income of $1,316,128, or $.23 per share, in 1999. The decrease in revenues resulted from significant sales in 1999 that were not repeated in 2000, and a drop-off in revenues from our wholly-owned IEI subsidiary. The net loss resulted from losses in IEI's operations. IEI, before consolidation of its 2000 results, incurred a net loss of $1,144,404 on revenues of $283,675, which was attributable to the write-off of discontinued software projects and the costs associated with a major curtailment of operations. The negotiation of the price to be paid to our stockholders pursuant to the Merger Agreement took into account the contemplated results of operations of ATS, without including IEI. For this reason, even though our consolidated net income per share for the year ended December 31, 2000 was (.01(cent)), our net income for the year 2000 excluding the operations of IEI was 19(cent) per share.

                                  OTHER MATTERS

         As of the date of this proxy statement, our Board of Directors is not aware of any matters to be presented at the Special Meeting other than those described in the Notice of Special Meeting and in this proxy statement. If other matters should properly come before the Special Meeting, or any adjournments or postponements thereof, and be voted upon, the form of proxy accompanying this proxy statement, when signed and returned to us, will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented thereby as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendations of our management.


                          FUTURE STOCKHOLDER PROPOSALS

         If the proposed Merger is consummated, the surviving company will not have any public stockholders and there will not be any public participation in any future meetings of stockholders. In addition, if the proposed Merger is not consummated and the de-certification of the Common Stock under the Exchange Act becomes effective, the stockholders will no longer continue to be entitled to the benefits of the proxy rules and Regulation 14A, including without limitation Rule 14a-8 under the Exchange Act.


                       WHERE YOU CAN FIND MORE INFORMATION

         The Company, until March 7, 2001, filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our SEC filings also are available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

         We have supplied all information contained in this proxy statement relating to us, and the Buyer has supplied all information contained in this proxy statement relating to the De La Rue Entities.

         You should rely only on the information contained in this proxy statement to vote on the proposed Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated __________, 2001. You should not assume that the information contained in this proxy statement is accurate as of any date thereafter, and the mailing of this proxy statement to stockholders is not to create any implication to the contrary.